Exhibit 4.6

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

FIRST AMENDMENT TO CLASS A-1 NOTE PURCHASE AGREEMENT

This First Amendment to the Class A-1 Note Purchase Agreement, dated as of January 17, 2025 (this “Amendment”), is by and between JERSEY MIKE’S FUNDING, LLC, as master issuer (the “Master Issuer”), COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as administrative agent (in such capacity, the “Administrative Agent”) and as L/C Provider (in such capacity, the “L/C Provider”) and the Committed Note Purchasers and Swingline Lenders party hereto.

RECITALS

WHEREAS, the parties hereto are parties to a Class A-1 Note Purchase Agreement (the “Existing Class A-1 NPA”), dated as of December 18, 2024, by and among the Master Issuer, JM SPV Guarantor, LLC, A Sub Above, LLC, and JM’75, LLC, as guarantors (each a “Guarantor” and collectively, the “Guarantors”), Jersey Mike’s Franchise Systems Inc., as manager (the “Manager”), the Conduit Investors thereto, the Committed Note Purchasers thereto, the Funding Agents thereto, Rabobank, as Swingline Lender and L/C Provider, and the Administrative Agent;

WHEREAS, the parties hereto desire to amend the Existing Class A-1 NPA as set forth in this Amendment; and

WHEREAS, the Master Issuer has authorized the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Amendment hereby agree as follows:

Section 1.1 Amendments to the Existing Class A-1 NPA. As of the Effective Date, the Existing Class A-1 NPA is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and inserting the double underlined text (indicated in the same manner as the following example: double-underlined text) in the Existing Class A-1 NPA attached as Exhibit A to this Amendment (the “Amended Class A-1 NPA”).

Section 1.2 Effect on Class A-1 NPA. Upon the date hereof (i) the Existing Class A-1 NPA shall be amended in accordance herewith and (ii) the parties shall be bound by the Amended Class A-1 NPA as so amended. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Class A-1 NPA shall remain in place and shall not be altered, amended, waived or changed in any manner whatsoever, except by any further amendment made in accordance with the terms of the Existing Class A-1 NPA as amended in the form of the Amended Class A-1 NPA by this Amendment.

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Section 1.3 Assignment and Assumption. Upon the execution and delivery of this Amendment, Coöperatieve Rabobank U.A., New York Branch, (the “Transferor”) hereby irrevocably sells, assigns and transfers 25% of its rights, obligations and commitments under the Existing Class A-1 NPA with respect to the Series 2024-1 Class A-1 Swingline Notes to each of the other Swingline Lenders (each, a “Transferee”) and following such transfer and the increase in the aggregate Swingline Commitments as set forth in the Amended Class A-1 NPA, the Swingline Commitment of each Swingline Lender shall be the amount set forth on Schedule I opposite such Swingline Lender’s name on Schedule I attached to the Amended Class A-1 NPA. The Transferor and each Transferee hereby acknowledge and agree that (i) no Swingline Loans are outstanding, (ii) no program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) have accrued on or prior to the date hereof, (iii) the Transferor has not received any Fees in respect of any Swingline Commitment or Swingline Loans on or prior to the date hereof, (iv) the Transferor has received adequate consideration for such transfer and assignment and (v) no amounts are payable by the Transferor or any Transferee in connection with such transfer and assignment.

Section 1.4 Capitalized Terms. Capitalized terms used and not otherwise defined herein have the meanings set forth or incorporated by reference in the Amended Class A-1 NPA.

Section 1.5 Conditions to Effectiveness. This Amendment shall become effective become effective on the date hereof upon the receipt by the Administrative Agent of the following:

(a) a counterpart of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Administrative Agent of the execution and delivery of this Amendment by the Issuer and the Noteholders, and the consent hereto by the Indenture Trustee;

(b) an executed copy of that certain Amended and Restated Fee Letter, dated as of the date hereof, by and among the Master Issuer, the Guarantors, the Manager, the Administrative Agent, the Committed Note Purchasers, the Swingline Lenders and the L/C Provider; and

(c) an executed copy of that certain Amended and Restated Fee Letter, dated as of the date hereof, by and among the Master Issuer, the Guarantors, the Manager and Rabobank, as Administrative Agent, a Funding Agent, a Committed Note Purchaser, a Swingline Lender and the L/C Provider.

Section 1.6 Representations and Warranties. The Master Issuer hereby represents and warrants that: (a) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as limited by debtor relief laws and equitable principles; (b) upon the Effective Date (both before and after giving effect to this Amendment), no Event of Default or Default shall exist; (c) the representations and warranties set forth in the Existing Class A-1 NPA and the other Related Documents are true and correct (i) if not qualified as to materiality or Material Adverse Effect, in all material respects and (ii) if qualified as to materiality or Material Adverse Effect, in all respects as of the date originally made and as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (d) the execution, delivery and performance by the Master Issuer of this Amendment is within

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its limited liability company or corporate powers, have been duly authorized by all necessary actions, and do not and will not contravene (i) the organizational documents of the Master Issuer or (ii) any law or regulation or any contractual restriction binding on or affecting their respective assets or property.

Section 1.7 Miscellaneous

(a) Survival and Interpretation of Existing Documents. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Existing Class A-1 NPA and the other Related Documents shall be and remain in full force and effect as written, unmodified hereby and are hereby ratified by the Master Issuer. In the event of any conflict between the terms, provisions, covenants, representations and warranties and conditions of this Amendment and the Existing Class A-1 NPA, this Amendment shall control.

(b) Further Assurances. The Master Issuer agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.

(c) Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(d) Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the jurisdiction that governs the Existing Class A-1 NPA in accordance with the terms thereof.

(e) Waiver of Jury Trial. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, THE OTHER AMENDED DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMMITTED NOTE PURCHASERS TO EXTEND CREDIT TO THE MASTER ISSUER.

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(f) Entire Agreement. This Amendment and the Existing Class A-1 NPA (as amended hereby) and the other Related Documents embody the entire agreement and understanding between the parties and supersede all prior agreements and understandings relating to the subject matter hereof. Any exhibits or annexes attached hereto are hereby incorporated herein by reference and made a part hereof.

(g) Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Existing Class A-1 NPA and each other applicable Related Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.

(h) Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.

(i) Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Existing Class A-1 NPA.

(j) Counterparts. This Amendment may be executed (by electronic mail, facsimile or otherwise) in any number of counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(k) Electronic Signatures and Transmission. For purposes of this Amendment, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any requirement in the Indenture that a document is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed by its respective duly authorized officer as of the day and year first written above.

JERSEY MIKE’S FUNDING, LLC as Master Issuer

By:	/s/ Peter Cancro
	Name:	Peter Cancro
	Title:	Chief Executive Officer

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COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:	/s/ Martin Snyder
	Name:	Martin Snyder
	Title:	MD

By:	/s/ Erin Scott
	Name:	Erin Scott
	Title:	ED - Asset Based Finance Officer

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as L/C Provider

By:	/s/ Martin Snyder
	Name:	Martin Snyder
	Title:	MD

By:	/s/ Erin Scott
	Name:	Erin Scott
	Title:	ED - Asset Based Finance Officer

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Swingline Lender

By:	/s/ Martin Snyder
	Name:	Martin Snyder
	Title:	MD

By:	/s/ Erin Scott
	Name:	Erin Scott
	Title:	ED - Asset Based Finance Officer

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Committed Note Purchaser

By:	/s/ Martin Snyder
	Name:	Martin Snyder
	Title:	MD

By:	/s/ Erin Scott
	Name:	Erin Scott
	Title:	ED - Asset Based Finance Officer

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

BARCLAYS BANK PLC, as Committed Note Purchaser

By:	/s/ Kinnary Armstrong
	Name:	Kinnary Armstrong
	Title:	Director

BARCLAYS BANK PLC, as Swingline Lender

By:	/s/ Kinnary Armstrong
	Name:	Kinnary Armstrong
	Title:	Director

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MORGAN STANLEY BANK, N.A., as Committed Note Purchaser

By:	/s/ Stephen Marchi
	Name:	Stephen Marchi
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as Swingline Lender

By:	/s/ Stephen Marchi
	Name:	Stephen Marchi
	Title:	Authorized Signatory

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SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Committed Note Purchaser

By:	/s/ Alkesh Nanavaty
	Name:	Alkesh Nanavaty
	Title:	Executive Director

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Swingline Lender

By:	/s/ Alkesh Nanavaty
	Name:	Alkesh Nanavaty
	Title:	Executive Director

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit A

[See attached.]

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

~~EXECUTION VERSION~~CONFORMED COPY

EXHIBIT A

CLASS A-1 NOTE PURCHASE AGREEMENT

(SERIES 2024-1 VARIABLE FUNDING SENIOR NOTES, CLASS A-1)

dated as of December 18, 2024

among

JERSEY MIKE’S FUNDING, LLC,

as Master Issuer,

JM SPV GUARANTOR, LLC,

A SUB ABOVE, LLC,

JM’75, LLC,

each as a Guarantor,

JERSEY MIKE’S FRANCHISE SYSTEMS INC.,

as Manager,

CERTAIN CONDUIT INVESTORS,

each as a Conduit Investor,

CERTAIN FINANCIAL INSTITUTIONS,

each as a Committed Note Purchaser,

CERTAIN FUNDING AGENTS,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

as L/C Provider,

~~COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH~~CERTAIN FINANCIAL

INSTITUTIONS,

each as a Swingline Lender,

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

as Administrative Agent

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		2
Section 1.01	Definitions	2
Section 1.02	Defined terms	2
Section 1.03	Benchmark Calculations	18

ARTICLE II PURCHASE AND SALE OF SERIES 2024-1 CLASS A-1 NOTES		19
Section 2.01	The Initial Advance Notes	19
Section 2.02	Advances	20
Section 2.03	Borrowing Procedures	22
Section 2.04	The Series 2024-1 Class A-1 Notes	25
Section 2.05	Reduction in Commitments	25
Section 2.06	Swingline Commitment	28
Section 2.07	L/C Commitment	32
Section 2.08	L/C Reimbursement Obligations	36
Section 2.09	L/C Participations	38
~~Section 2.09~~	~~Swingline Commitment and L/C Commitment Increase~~	~~36~~

ARTICLE III INTEREST AND FEES		~~38~~41
Section 3.01	Interest	~~38~~41
Section 3.02	Fees	~~40~~43
Section 3.03	SOFR Lending Unlawful	~~41~~43
Section 3.04	Benchmark Replacement	~~41~~43
Section 3.05	Increased Costs, etc.	~~43~~43
Section 3.06	Funding Losses	~~43~~45
Section 3.07	Increased Capital or Liquidity Costs	~~44~~46
Section 3.08	Taxes	~~45~~47
Section 3.09	Change of Lending Office	~~47~~50
Section 3.10	Reaffirmation	~~48~~50

ARTICLE IV OTHER PAYMENT TERMS		~~49~~51
Section 4.01	Time and Method of Payment (Amounts Distributed by the Administrative Agent)	~~49~~51
Section 4.02	Order of Distributions (Amounts Distributed by the Trustee or the Paying Agent)	~~49~~52
Section 4.03	L/C Cash Collateral	~~50~~52
Section 4.04	Alternative Arrangements with Respect to Letters of Credit	~~51~~53

ARTICLE V THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS		~~51~~54
Section 5.01	Authorization and Action of the Administrative Agent	~~51~~54
Section 5.02	Delegation of Duties	~~52~~54
Section 5.03	Exculpatory Provisions	~~52~~54
Section 5.04	Reliance	~~52~~55

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Section 5.05	Non-Reliance on the Administrative Agent and Other Purchasers	~~53~~55
Section 5.06	The Administrative Agent in its Individual Capacity	~~53~~55
Section 5.07	Successor Administrative Agent; Defaulting Administrative Agent	~~53~~55
Section 5.08	Authorization and Action of Funding Agents	~~54~~57
Section 5.09	Delegation of Duties	~~55~~57
Section 5.10	Exculpatory Provisions	~~55~~58
Section 5.11	Reliance	~~55~~58
Section 5.12	Non-Reliance on the Funding Agent and Other Purchasers	~~56~~58
Section 5.13	The Funding Agent in its Individual Capacity	~~56~~59
Section 5.14	Successor Funding Agent	~~56~~59
Section 5.15	Erroneous Payments	59

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~59~~62
Section 6.01	The Master Issuer and Guarantor	~~59~~62
Section 6.02	The Manager	~~60~~63
Section 6.03	Lender Parties	~~60~~63

ARTICLE VII CONDITIONS		~~62~~65
Section 7.01	Conditions to Issuance and Effectiveness	~~62~~65
Section 7.02	Conditions to Initial Extensions of Credit	~~62~~65
Section 7.03	Conditions to Each Extension of Credit	~~63~~66

ARTICLE VIII COVENANTS		~~64~~67
Section 8.01	Covenants	~~64~~67

ARTICLE IX MISCELLANEOUS PROVISIONS		~~67~~70
Section 9.01	Amendments	~~67~~70
Section 9.02	No Waiver; Remedies	~~67~~71
Section 9.03	Binding on Successors and Assigns	~~68~~71
Section 9.04	Survival of Agreement	~~69~~72
Section 9.05	Payment of Costs and Expenses; Indemnification	~~69~~72
Section 9.06	Characterization as Related Document; Entire Agreement	~~72~~75
Section 9.07	Notices	~~72~~75
Section 9.08	Severability of Provisions	~~72~~75
Section 9.09	Tax Characterization	~~72~~75
Section 9.10	No Proceedings; Limited Recourse	~~72~~76
Section 9.11	Confidentiality	~~73~~77
Section 9.12	GOVERNING LAW; CONFLICTS WITH INDENTURE	~~74~~78
Section 9.13	JURISDICTION	~~74~~78
Section 9.14	WAIVER OF JURY TRIAL	~~75~~78

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Section 9.15	Counterparts	~~75~~78
Section 9.16	Third-Party Beneficiary	~~76~~79
Section 9.17	Assignment	~~76~~79
Section 9.18	Defaulting Investors	~~78~~81
Section 9.19	No Fiduciary Duties	~~81~~84
Section 9.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	85
Section 9.21	Patriot Act	85

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SCHEDULES AND EXHIBITS
SCHEDULE I	Investor Groups and Commitments
SCHEDULE II Manager	Notice Addresses for Lender Parties, Agents, Master Issuer and
SCHEDULE III	Additional Closing Conditions
SCHEDULE IV	Letters of Credit

EXHIBIT A-1	Form of Advance Request
EXHIBIT A-2	Form of Swingline Loan Request
EXHIBIT B	Form of Assignment and Assumption Agreement
EXHIBIT C	Form of Investor Group Supplement
EXHIBIT D	Form of Purchaser’s Letter
EXHIBIT E	Form of Increase Notice

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CLASS A-1 NOTE PURCHASE AGREEMENT

THIS CLASS A-1 NOTE PURCHASE AGREEMENT, dated as of December 18, 2024 and effective as of the Effective Date (as defined below) (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among:

(a) JERSEY MIKE’S FUNDING, LLC, a Delaware limited liability company (the “Master Issuer”),

(b) JM SPV GUARANTOR, LLC, a Delaware limited liability company, A SUB ABOVE, LLC, a Delaware limited liability company, and JM’75, LLC, a Delaware limited liability company, each a guarantor (each, a “Guarantor” and collectively, the “Guarantors”),

(c) JERSEY MIKE’S FRANCHISE SYSTEMS INC., a Delaware corporation, as the manager (the “Manager”),

(d) the several commercial paper conduits listed on Schedule I as Conduit Investors and their respective permitted successors and assigns (each, a “Conduit Investor” and, collectively, the “Conduit Investors”),

(e) the several financial institutions listed on Schedule I as Committed Note Purchasers and their respective permitted successors and assigns (each, a “Committed Note Purchaser” and, collectively, the “Committed Note Purchasers”),

(f) for each Investor Group, the financial institution entitled to act on behalf of the Investor Group set forth opposite the name of such Investor Group on Schedule I as Funding Agent and its permitted successors and assigns (each, the “Funding Agent” with respect to such Investor Group and, collectively, the “Funding Agents”),

(g) COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as “L/C Provider”,

(h) ~~Rabobank, as~~the several financial institutions listed on Schedule I as Committed Note Purchasers and their respective permitted successors and assigns (each, a “Swingline Lender” and, collectively, the “Swingline Lenders”), and

(i) Rabobank, in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers, the Funding Agents, the L/C Provider and the Swingline ~~Lender~~Lenders (together with its permitted successors and assigns in such capacity, the “Administrative Agent”).

BACKGROUND

1. Contemporaneously with the execution and delivery of this Agreement, the Master Issuer and Citibank, N.A., as Trustee, are entering into the Series 2024-1 Supplement, of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2024-1

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Supplement”), to the Base Indenture, dated as of December 23, 2019 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture” and, together with the Series 2024-1 Supplement and any other supplement to the Base Indenture, the “Indenture”), by and between the Master Issuer and the Trustee, pursuant to which the Master Issuer will issue the Series 2024-1 Notes (as defined in the Series 2024-1 Supplement), which may be issued in the form of Uncertificated Notes (as defined in the Series 2024-1 Supplement) in accordance with the Indenture.

2. The Master Issuer wishes to (a) issue the Series 2024-1 Class A-1 Advance Notes to each Funding Agent on behalf of the Investors in the related Investor Group, and obtain the agreement of the applicable Investors to make loans from time to time (each, an “Advance” or a “Series 2024-1 Class A-1 Advance” and, collectively, the “Advances” or the “Series 2024-1 Class A-1 Advances”) that will constitute the purchase of Series 2024-1 Class A-1 Outstanding Principal Amounts on the terms and conditions set forth in this Agreement; (b) issue the Series 2024-1 Class A-1 Swingline ~~Note~~Notes to the Swingline ~~Lender~~Lenders and obtain the agreement of the Swingline ~~Lender~~Lenders to make Swingline Loans on the terms and conditions set forth in this Agreement; and (c) issue the Series 2024-1 Class A-1 L/C Note to the L/C Provider and obtain the agreement of the L/C Provider to provide Letters of Credit on the terms and conditions set forth in this Agreement. L/C Obligations in connection with Letters of Credit issued pursuant to the Series 2024-1 Class A-1 L/C Note will constitute purchases of Series 2024-1 Class A-1 Outstanding Principal Amounts upon the incurrence of such L/C Obligations. The Series 2024-1 Class A-1 Advance Notes, the Series 2024-1 Class A-1 Swingline Note and the Series 2024-1 Class A-1 L/C Note constitute Series 2024-1 Class A-1 Notes. The Manager has joined in this Agreement to confirm certain representations, warranties and covenants made by it in favor of the Trustee and the Noteholders in the Related Documents for the benefit of each Lender Party.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Series 2024-1 Supplemental Definitions List attached to the Series 2024-1 Supplement as Annex A thereto or in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as applicable. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of this Agreement.

Section 1.02 Defined Terms.

“Acquiring Committed Note Purchaser” has the meaning set forth in Section 9.17(a).

“Acquiring Investor Group” has the meaning set forth in Section 9.17(c).

“Administrative Agent” has the meaning set forth in recitals.

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“Administrative Agent Fees” has the meaning set forth in Section 3.02(a).

“Administrative Agent Indemnified Parties” has the meaning set forth in Section 9.05(d). “Advance Request” has the meaning set forth in Section 7.05(d).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 3.05.

“Agent Indemnified Liabilities” has the meaning set forth in Section 9.05(c).

“Agent Indemnified Parties” has the meaning set forth in Section 9.05(c).

“Aggregate Unpaids” has the meaning set forth in Section 5.01.

“Amendment Expenses” has the meaning set forth in Section 9.05(a).

“Anti-Corruption Laws” means the laws, rules, and regulations of the jurisdictions applicable to the Master Issuer or any Guarantor or its subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” means any laws, regulations, or orders of any Governmental Authority of the United States, the United Nations, the United Kingdom, the European Union or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”), and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

“Annual Inspection Notice” has the meaning set forth in Section 8.01(d).

“Applicable Agent Indemnified Liabilities” has the meaning set forth in Section 9.05(d).

“Applicable Agent Indemnified Parties” has the meaning set forth in Section 9.05(d).

“Application” means an application, in such form as the applicable L/C Issuing Bank may specify from time to time, requesting such L/C Issuing Bank to issue a Letter of Credit.

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest

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period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor that is then-removed pursuant to Section 3.05(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Barclays” means Barclays Bank PLC.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Base Rate” means, on any day, an interest rate per annum equal to the sum of (i) the greater of (a) the Prime Rate in effect on such day, (B) the Federal Funds Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00% plus (ii) 0.50%; provided, that any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate; provided, further, that the Base Rate will in no event be higher than the maximum rate permitted by applicable law.

“Base Rate Advance” means an Advance that bears interest at the Base Rate during such time as it bears interest at such rate, as provided in this Agreement.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.10(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) with respect to a SOFR Advance, Daily Simple SOFR, and (b) the sum of: (x) the alternate benchmark rate that has been selected by the Administrative Agent and the Master Issuer giving

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated

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due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (y) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Related Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Master Issuer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Related Document in accordance with Section 3.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Related Document in accordance with Section 3.10.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing” has the meaning set forth in Section 2.02(c).

“Breakage Amount” has the meaning set forth in Section 3.05.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Closing Date; provided, however, for purposes of this definition, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, rules, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof.

“Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued in the commercial paper market by or for the benefit of such Conduit Investor.

“Commitment Amount” means, as to each Committed Note Purchaser, the amount set forth on Schedule I opposite such Committed Note Purchaser’s name as its Commitment Amount or, in the case of a Committed Note Purchaser that becomes a party to this Agreement pursuant to an Assignment and Assumption Agreement or Investor Group Supplement, the amount set forth therein as such Committed Note Purchaser’s Commitment Amount, in each case, as such amount may be (i) reduced pursuant to Section 2.05 or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by such Committed Note Purchaser in accordance with the terms of this Agreement.

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2024-1 Class A-1 Notes Maximum Principal Amount on such date.

“Commitments” means the obligations of each Committed Note Purchaser included in each Investor Group to fund Advances pursuant to Section 2.02(a) and to participate in Swingline Loans and Letters of Credit pursuant to Sections 2.06 and 2.08, respectively, in an aggregate stated amount up to its Commitment Amount.

“Commitment Term” means the period from and including the Closing Date to but excluding the earlier of (a) the Commitment Termination Date and (b) the date on which the Commitments are terminated or reduced to zero in accordance with this Agreement.

“Commitment Termination Date” means the Series 2024-1 Class A-1 Notes Renewal Date (as such date may be extended pursuant to Section 3.06(b) of the Series 2024-1 Supplement).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Committed Note Purchaser” has the meaning set forth in the preamble.

“Committed Note Purchaser Percentage” means, on any date of determination, with respect to any Committed Note Purchaser in any Investor Group, the ratio, expressed as a percentage, which the Commitment Amount of such Committed Note Purchaser bears to such Investor Group’s Maximum Investor Group Principal Amount on such date.

“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit whose Commercial Paper is rated by at least two of the Specified Rating Agencies and is rated at least “A-1” from Standard & Poor’s, “P-1” from Moody’s and/or “F1” from Fitch, as applicable, that is administered by the Funding Agent with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.17(b).

“Conduit Investor” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 9.11.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, “CP Funding Rate”, “Term SOFR Reference Rate”, “SOFR Interest Accrual Period”, “SOFR Advance”, “Term SOFR Rate” or any similar or analogous definition (or the addition of a concept of “interest period”) and “Term SOFR”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.06 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Master Issuer, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Related Documents).

“CP Funding Rate” means, with respect to each Conduit Investor, for any day during any Interest Accrual Period, for any portion of the Advances funded or maintained through the issuance of Commercial Paper by such Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Funding Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor, other borrowings by such Conduit Investor and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its related Funding Agent to fund or maintain such Advances for such Interest Accrual Period (and

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated

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which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Funding Rate” for such Advances for such Interest Accrual Period, the related Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CP Rate” means, on any day during any Interest Accrual Period, an interest rate per annum equal to the sum of (i) the CP Funding Rate for such Interest Accrual Period plus (ii) 1.50%; provided that the CP Rate will in no event be higher than the maximum rate permitted by applicable law.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans at such time; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Defaulting Administrative Agent Event” has the meaning set forth in Section 5.07(b).

“Defaulting Investor” means any Investor that has (a) failed to make a payment required to be made by it under the terms of this Agreement within one (1) Business Day of the day such payment is required to be made by such Investor thereunder, (b) notified the Administrative Agent in writing that it does not intend to make any payment required to be made by it under the terms of this Agreement within one (1) Business Day of the day such payment is required to be made by such Investor thereunder or (c) become the subject of an Event of Bankruptcy.

“Delayed Funding Date” has the meaning set forth in Section 2.03(d).

“Delayed Funding Notice” has the meaning set forth in Section 2.03(d).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Effective Date” means the occurrence of the “Acquisition Closing Date” as such term is defined in the Equity Purchase Agreement, dated as of November 8, 2024, among Submarine Buyer LLC, the Manager, Jersey Shore Construction LLC, Jersey Mike’s Inc. and Peter Cancro. “Eligible Conduit Investor” means, at any time, any Conduit Investor whose Commercial Paper at such time is rated by at least two of the Specified Rating Agencies and is rated at least “A-1” from Standard & Poor’s, “P-1” from Moody’s and/or “F1” from Fitch, as applicable.

“Erroneous Payment” has the meaning assigned to it in Section 5.15(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 5.15(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 5.15(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“FATCA” means (a) Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations thereunder or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service or any other Governmental Authority in the United States.

“Federal Funds Rate” means, for any specified period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as published in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the reasonable opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (Eastern time).

“First Amendment Date” means January 17, 2025.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Affected Person” has the meaning set forth in Section 3.08(a).

~~“Floor” means a rate of interest equal to 0.00%.~~

“Funding Agent” has the meaning set forth in recitals.

“Funding Agent Indemnified Parties” has the meaning set forth in Section 9.05(d).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System.

“Guarantor” has the meaning set forth in the introduction hereto.

“Increase” has the meaning set forth in Section 2.01(a) of the Series 2024-1 Supplement. “Increased Costs” has the meaning set forth in Section 3.05.

“Increased Capital Costs” has the meaning set forth in Section 3.07.

~~“Increase Notice” has the meaning set forth in Section 2.10.~~

“Indemnified Liabilities” has the meaning set forth in Section 9.05(b).

“Indemnified Parties” has the meaning set forth in Section 9.05(b).

“Interest Reserve Letter of Credit” means any letter of credit issued hereunder for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable.

“Investor” means any one of the Conduit Investors and the Committed Note Purchasers and “Investors” means the Conduit Investors and the Committed Note Purchasers collectively.

“Investor Group” means (i) for each Conduit Investor, collectively, such Conduit Investor, the related Committed Note Purchaser(s) set forth opposite the name of such Conduit Investor on Schedule I (or, if applicable, set forth for such Conduit Investor in the Assignment and Assumption Agreement or Investor Group Supplement pursuant to which such Conduit Investor or Committed Note Purchaser becomes a party thereto), any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2024-1 Class A-1 Noteholder for such Investor Group) and (ii) for each other Committed Note Purchaser or Swingline Lender that is not related to a Conduit Investor, collectively, such Committed Note Purchaser or Swingline Lender, as applicable, any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2024-1 Class A-1 Noteholder for such Investor Group).

“Investor Group Increase Amount” means, with respect to any Investor Group, for any Business Day, the portion of the Increase, if any, actually funded by such Investor Group on such Business Day.

“Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Closing Date, an amount equal to (i) such Investor Group’s Commitment Percentage of the Series 2024-1 Class A-1 Initial Advance Principal Amount, plus (ii) such Investor Group’s Commitment Percentage of the Series 2024-1 Class A-1 Outstanding Subfacility Amount outstanding on the Closing Date, and (b) when used with respect to any other date, an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day (excluding any Series 2024-1 Class A-1 Outstanding Subfacility Amount included therein), plus (ii) the Investor Group Increase Amount with respect to such Investor Group on such date, minus (iii) the amount of principal payments made to such Investor Group on the Series 2024-1 Class A-1 Advance Notes on such date, plus (iv) such Investor Group’s Commitment Percentage of the Series 2024-1 Class A-1 Outstanding Subfacility Amount outstanding on such date.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Investor Group Supplement” has the meaning set forth in Section 9.17(c).

“L/C Commitment” means the obligation of the L/C Provider to provide Letters of Credit pursuant to Section 2.07, in an aggregate Undrawn L/C Face Amount, together with any Unreimbursed L/C Drawings, at any one time outstanding not to exceed $~~25,000,000~~50,000,000, as such amount may be reduced or increased pursuant to Section 2.07(g)~~,~~ or reduced pursuant to Section 2.05(b) ~~or increased pursuant to Section 2.10~~.

~~“LC Commitment Excess” has the meaning set forth in Section 2.07(a).~~

~~“L/C Commitment Increase” has the meaning set forth in Section 2.10.~~

“L/C Issuing Bank” has the meaning set forth in Section 2.07(g).

“L/C Issuing Bank Rating Test” has the meaning set forth in Section 2.07(g).

“L/C Obligations” means, at any time, an amount equal to the sum of (i) any Undrawn L/C Face Amounts outstanding at such time and (ii) any Unreimbursed L/C Drawings outstanding at such time. The L/C Obligations of any Committed Note Purchaser at any time shall be its Commitment Percentage of the aggregate L/C Obligations at such time.

“L/C Other Reimbursement Costs” has the meaning set forth in Section 2.08(a).

“L/C Provider” means Rabobank, in its capacity as provider of any Letter of Credit under this Agreement, and its permitted successors and assigns in such capacity.

“L/C Quarterly Fees” has the meaning set forth in Section 2.07(d).

“L/C Reimbursement Amount” has the meaning set forth in Section 2.08(a).

“Lender Party” means any Investor, ~~the~~any Swingline Lender or the L/C Provider and “Lender Parties” means the Investors, the Swingline ~~Lender~~Lenders and the L/C Provider, collectively.

“Letter of Credit” has the meaning set forth in Section 2.07(g).

“Manager” has the meaning set forth in recitals.

“Margin Stock” means “margin stock” as defined in Regulation U of the F.R.S. Board, as amended from time to time.

“Master Issuer” has the meaning set forth in recitals.

“Maximum Investor Group Principal Amount” means, as to each Investor Group existing on the Closing Date, the amount set forth on Schedule I to this Agreement as such Investor Group’s Maximum Investor Group Principal Amount or, in the case of any other Investor Group, the amount set forth as such Investor Group’s Maximum Investor Group Principal Amount in the Assignment and Assumption Agreement or Investor Group Supplement by which the members of such Investor Group become parties to this Agreement, in each case, as such amount may be (i)

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated

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reduced pursuant to Section 2.05 of this Agreement or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by the members of such Investor Group in accordance with the terms of this Agreement.

“Non-Excluded Taxes” has the meaning set forth in Section 3.08(a).

“Non-Funding Committed Notes Purchaser” has the meaning set forth in Section 2.02(a).

“Official Body” has the meaning set forth in the definition of “Change in Law.”

“Other Post-Closing Expenses” has the meaning set forth in Section 9.05(a).

“Out-of-Pocket Expenses” has the meaning set forth in Section 9.05(a).

“Payment Recipient” has the meaning assigned to it in Section 5.15(a).

“Pre-Closing Costs” has the meaning set forth in Section 9.05(a).

“Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the U.S. dollar “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day; provided that in no event shall the Prime Rate be less than zero.

“Program Support Agreement” means, with respect to any Investor, any agreement entered into by any Program Support Provider in respect of any Commercial Paper and/or Series 2024-1 Class A-1 Note of such Investor providing for the issuance of one or more letters of credit for the account of such Investor, the issuance of one or more insurance policies for which such Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Investor to any Program Support Provider of the Series 2024-1 Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to such Investor in connection with such Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means, with respect to any Investor, any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, such Investor in respect of such Investor’s Commercial Paper and/or Series 2024-1 Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Investor’s securitization program as it relates to any Commercial Paper issued by such Investor, and/or holding equity interests in such Investor, in each case pursuant to a Program Support Agreement, and any guarantor of any such Person.

“Rabobank” has the meaning set forth in recitals.

“reference amount” has the meaning set forth in Section 2.03(b).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Reimbursement Obligation” means the obligation of the Master Issuer to reimburse the L/C Provider pursuant to Section 2.08 for amounts drawn under Letters of Credit.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Expiration Date” has the meaning set forth in Section 2.7(a).

“Required Investor Groups” means the Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two-thirds of the Commitments.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Sale Notice” has the meaning set forth in Section 9.18(b).

“Sanctioned Person” has the meaning set forth in Section 6.01(h).

“Sanctions” means any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, or other relevant sanctions authority.

“Series 2024-1 Class A-1 Advance” has the meaning set forth in introduction.

“Series 2024-1 Class A-1 Advance Request” has the meaning set forth in Section 7.03(d).

“Series 2024-1 Class A-1 Allocated Payment Reduction Amount” has the meaning set forth in Section 2.05(b)(iv).

“Series 2024-1 Class A-1 Breakage Amount” has the meaning set forth in Section 3.05.

“Series 2024-1 Class A-1 Investor Group Supplement” has the meaning set forth in Section 9.17(c).

“Series 2024-1 Notes” has the meaning set forth in Base Indenture.

“Series 2024-1 Class A-1 Initial Advance Principal Amount” has the meaning set forth in the Series 2024-1 Supplement.

“Series 2024-1 Class A-1 Notes Exposure Amount” means, as of any date of determination, the excess (if any) of (1) the sum of the Series 2024-1 Class A-1 Outstanding Principal Amount as of such date and the Undrawn L/C Face Amounts as of such date over (2) the aggregate amount Undrawn L/C Face Amounts that are cash collateralized.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Series 2024-1 Class A-1 Notes Maximum Principal Amount” means $100,000,000, as such amount may be reduced pursuant to Section 2.05.

“Series 2024-1 Class A-1 Notes Other Amounts” means, as of any date of determination, the aggregate unpaid Breakage Amount, Indemnified Liabilities, Agent Indemnified Liabilities, Increased Capital Costs, Increased Costs, Increased Tax Costs, Pre-Closing Costs, Other Post-Closing Expenses and Out-of-Pocket Expenses then due and payable. For purposes of the Base Indenture, the “Series 2024-1 Class A-1 Notes Other Amounts” shall be deemed to be

“Class A-1 Notes Other Amounts.”

“Series 2024-1 Class A-1 Notes Register” has the meaning set forth in Section 2.01(b).

“Series 2024-1 Class A-1 Notes Renewal Date” has the meaning set forth in the Series 2024-1 Supplement.

“Series 2024-1 Class A-1 Outstanding Subfacility Amount” has the meaning set forth in the Series 2024-1 Supplement.

“Series 2024-1 Class A-1 Swingline Loan” has the meaning set forth in Section 2.06(a).

“Series 2024-1 Supplement” has the meaning set forth in introduction.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR, other than, in each case, pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Interest Accrual Period” means, as to any SOFR Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter (subject to the availability thereof), as specified by the Master Issuer; provided that (i) if any SOFR Interest Accrual Period would end on a day other than a Business Day, such SOFR Interest Accrual Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such SOFR Interest Accrual Period shall end on the next preceding Business Day, (ii) any SOFR Interest Accrual Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such SOFR Interest Accrual Period) shall end on the last Business Day of the last calendar month of such SOFR Interest Accrual Period, (iii) no SOFR Interest Accrual Period shall extend beyond the Series 2024-1 Class A-1 Legal Final Maturity Date and (iv) no tenor that has been removed from this definition pursuant to this Agreement shall be available for specification in such Advance Request. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Solvent” means with respect to any Person as of any date of determination, (i) the fair value of the assets of such Person will exceed its debts and liabilities, including contingent liabilities; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities as such debts and other liabilities become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature; and (iv) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is presently conducted and is proposed to be conducted after such date of determination, and no Event of Bankruptcy has occurred with respect to such Person.

“Specified Rating Agencies” means any of Standard & Poor’s, Moody’s or Fitch, as applicable.

“Swingline Commitment” means ~~the obligation of the~~, as to each Swingline Lender ~~to make Swingline Loans pursuant to Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000~~, the amount set forth on Schedule I opposite such Swingline Lender’s name as its Swingline Commitment, as such amount may be reduced or increased pursuant to Section 2.06(i)~~,~~ or reduced pursuant to Section 2.05(b) ~~or increased pursuant to Section 2.10.~~; provided, that the aggregate Swingline Commitment of all Swingline Lenders shall not exceed $30,000,000.1

“Swingline ~~Commitment Increase~~Lender” has the meaning set forth in ~~Section 2.10~~the preamble.

~~“Swingline Lender” means Rabobank, in its capacity as maker of Swingline Loans, and its permitted successors and assigns in such capacity.~~

“Swingline Loan” has the meaning set forth in Section 2.06(a).

“Swingline Loan Request” has the meaning set forth in Section 2.06(b).

“~~Swingline Participation Amount~~Taxes” has the meaning set forth in Section ~~2.06~~3.08(~~f~~a).

~~“Taxes” has the meaning set forth in Section 3.08(a).~~

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable SOFR Interest Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such SOFR Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement

1 To be discussed: Whether any assignments of commitments with respect to Advance Notes will also be required to include an assignment of any Swingline Commitment.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means a rate per annum equal to Term SOFR for the Interest Accrual Period therefor plus 1.50%.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Undrawn Commitment Fees” has the meaning set forth in Section 3.02(b).

“Undrawn L/C Face Amounts” means, at any time, the aggregate then undrawn and unexpired face amount of any Letters of Credit outstanding at such time.

“Unreimbursed L/C Drawings” means, at any time, the aggregate amount of any L/C Reimbursement Amounts that have not then been reimbursed pursuant to Section 2.08.

“Upfront Commitment Fee” has the meaning given to such term in the Class A-1 VFN Fee Letter.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03 Benchmark Calculations. None of the Administrative Agent or any Funding Agent warrants or accepts any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of, or any other matter related to “Base Rate”, “SOFR”, “Term SOFR” or “Term SOFR Reference Rate”, any component definition thereof or rates referenced in the definition thereof or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any then-current Benchmark or any Benchmark Replacement, (ii) any alternative, successor or replacement rate implemented pursuant to Section 3.05, whether upon the occurrence of a Benchmark Transition Event and (iii) the effect, implementation or composition of any Conforming Changes, including without limitation, (A) whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Base Rate, the existing Benchmark or any subsequent Benchmark Replacement prior to its discontinuance or unavailability (including Term SOFR, Term SOFR Reference Rate or any other Benchmark), and (B) the impact or effect of such alternative, successor or replacement reference rate or Conforming Changes on any other financial products or agreements in effect or offered by or to the Master Issuer, any Guarantor or Investor or any of their respective Affiliates). The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Base Rate, Term SOFR Reference Rate, Term SOFR or any Benchmark, in each case pursuant to the terms

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

of this Agreement, and shall have no liability to the Master Issuer, the Manager, any Investor, Funding Agents, Program Support Providers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR Reference Rate, Term SOFR or any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and any relevant adjustments thereto, in each case, in a manner adverse to the Master Issuer.

ARTICLE II

PURCHASE AND SALE OF SERIES 2024-1 CLASS A-1 NOTES

Section 2.01 The Initial Advance Notes.

(a) On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Master Issuer shall issue and shall request the Trustee to authenticate (in the case of the Series 2024-1 Class A-1 Advance Notes in the form of definitive notes) or register as described in Section 4.01(e) of the Series 2024-1 Supplement (in the case of Uncertificated Notes) the Series 2024-1 Class A-1 Advance Notes, which (in the case of Series 2024-1 Class A-1 Advance Notes in the form of definitive notes) the Master Issuer shall deliver to each Funding Agent on behalf of the Investors in the related Investor Group on the Closing Date. The Series 2024-1 Class A-1 Advance Note for each Investor Group, shall (i) be dated their date of authentication or, if an Uncertificated Note, registration, (ii) be registered in the name of the related Funding Agent or its nominee, as agent for the related Investors, or in such other name or nominee as such Funding Agent may request, (iii) have a maximum principal amount equal to the Maximum Investor Group Principal Amount for such Investor Group, (iv) have an initial outstanding principal amount equal to such Investor Group’s Commitment Percentage of the Series 2024-1 Class A-1 Initial Advance Principal Amount, and (v) other than any Uncertificated Notes, be duly authenticated in accordance with the provisions of the Indenture.

(b) Each Series 2024-1 Class A-1 Noteholder shall, acting solely for this purpose as an agent of the Master Issuer, maintain a register on which it enters the name and address of each related Lender Party (and, if applicable, Program Support Provider) and the applicable portions of the Series 2024-1 Class A-1 Outstanding Principal Amount (and stated interest) with respect to such Series 2024-1 Class A-1 Noteholder of each Lender Party (and, if applicable, Program Support Provider) that has an interest in such Series 2024-1 Class A-1 Noteholder’s Series 2024-1 Class A-1 Notes (the “Series 2024-1 Class A-1 Notes Register”), provided that no Series 2024-1 Class A-1 Noteholder shall have any obligation to disclose all or any portion of the Series 2024-1 Class A-1 Notes Register to any Person except to the extent such that such disclosure is necessary to establish that such Series 2024-1 Class A-1 Notes are in registered form for U.S. federal income tax purposes.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.02 Advances.

(a) Subject to the terms and conditions of this Agreement and the Indenture, each Eligible Conduit Investor, if any, may, in its sole discretion, and, if such Eligible Conduit Investor determines that it will not make (or it does not in fact make) an Advance or any portion of an Advance, its related Committed Note Purchaser(s) shall or, if there is no Eligible Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group shall, upon the Master Issuer’s request delivered in accordance with the provisions of Section 2.03 and the satisfaction of all conditions precedent thereto (or under the circumstances set forth in Sections 2.05, 2.06 or 2.08), make Advances from time to time during the Commitment Term; provided that such Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that if, as a result of any Committed Note Purchaser (a “Non-Funding Committed Note Purchaser”) failing to make any previous Advance that such Non-Funding Committed Note Purchaser was required to make, outstanding Advances are not held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages at the time a request for Advances is made, (x) such Non-Funding Committed Note Purchaser shall make all of such Advances until outstanding Advances are held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages and (y) further Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that the failure of a Non-Funding Committed Note Purchaser to make Advances pursuant to the immediately preceding proviso shall not, subject to the immediately following proviso, relieve any other Committed Note Purchaser of its obligation hereunder, if any, to make Advances in accordance with Section 2.03(b)(i); provided, further, that, subject, in the case of clause (i) below, to Section 2.03(b)(ii), no Advance shall be required or permitted to be made by any Investor on any date to the extent that, after giving effect to such Advance, (i) the Investor Group Principal Amount for the related Investor Group would exceed such Investor Group’s Maximum Investor Group Principal Amount or (ii) the Series 2024-1 Class A-1 Outstanding Principal Amount would exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount.

(b) Notwithstanding anything herein or in any other Related Document to the contrary, at no time shall a Conduit Investor be obligated to make Advances hereunder. If at any time any Conduit Investor is not an Eligible Conduit Investor, such Conduit Investor shall promptly notify the Administrative Agent (who shall promptly notify the related Funding Agent and the Master Issuer) thereof.

(c) Each of the Advances to be made on any date shall be made as part of a single borrowing (each such single borrowing being a “Borrowing”). The Advances made as part of the initial Borrowing on the Closing Date, if any, shall be evidenced by the Series 2024-1 Class A-1

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Advance Notes issued in connection herewith and shall constitute purchases of portions of the Series 2024-1 Class A-1 Initial Advance Principal Amount corresponding to the amount of such Advances. All of the other Advances shall constitute Increases evidenced by the Series 2024-1 Class A-1 Advance Notes issued in connection herewith and shall constitute purchases of Series 2024-1 Class A-1 Outstanding Principal Amounts corresponding to the amount of such Advances.

(d) Section 2.02(b) of the Series 2024-1 Supplement specifies the procedures to be followed in connection with any Voluntary Decrease of the Series 2024-1 Class A-1 Outstanding Principal Amount. Each such Voluntary Decrease in respect of any Advances shall be either (i) in an aggregate minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof or (ii) in such other amount necessary to reduce the Series 2024-1 Class A-1 Outstanding Principal Amount to zero.

(e) Subject to the terms of this Agreement and the Series 2024-1 Supplement, the aggregate principal amount of the Advances evidenced by the Series 2024-1 Class A-1 Advance Notes may be increased by Borrowings or decreased by Voluntary Decreases from time to time.

(f) At any time that the aggregate Series 2024-1 Class A-1 Outstanding Principal Amount attributable to each Investor Group is not held pro rata based on its respective Commitment Percentage ~~(as a result of the issuance of any Letter of Credit or otherwise)~~, the Investor Groups (and the Investors within each such Investor Group) may, in their sole discretion, agree amongst themselves to reallocate any outstanding Advances to ensure that the aggregate Series 2024-1 Class A-1 Outstanding Principal Amount attributable to each Investor Group is pro rata based on its respective Commitment Percentage; provided that the Master Issuer shall not be liable for any Breakage Amounts resulting solely from any such reallocations.

(g) The Administrative Agent shall provide the Master Issuer, the Manager and the Trustee timely notice of non-ratable allocations pursuant to Section 2.02(a) and of any reallocations of Advances pursuant to Section 2.02(f) (which notice requirements may be satisfied through the delivery of the monthly invoice and Letter of Credit report delivered by the Administrative Agent from time to time); provided, that the failure to provide such notice shall not limit or otherwise affect the obligations of the Master Issuer under this Agreement or the Indenture with respect thereto. The Master Issuer and the Manager shall not be responsible for any failure to reflect such allocations or reallocations in any Quarterly Noteholders’ Report or written report provided to the Trustee pursuant to Section 2.02(b) of the Series 2024-1 Supplement, or for any payments inconsistent with such allocations or reallocations, until such notice is provided as set forth in this clause (g), including in connection with any Mandatory Decrease, Voluntary Decrease or prepayment of any other Tranche, Class or Series of Notes under the Indenture.

(h) It is agreed that any Breakage Amounts shall occur with respect to the applicable Advance or Swingline Loan closest to maturity.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.03 Borrowing Procedures.

(a) Whenever the Master Issuer wishes to make a Borrowing, the Master Issuer shall (or shall cause the Manager on its behalf to) notify the Administrative Agent (who shall promptly, and in any event by 4:00 p.m. (Eastern time) on the same Business Day as its receipt of the same, notify each Funding Agent of its pro rata share thereof (or other required share, as required pursuant to Section 2.02(a)) and notify the Trustee, the Control Party, the Swingline ~~Lender~~Lenders and the L/C Provider in writing of such Borrowing) by written notice in the form of an Advance Request delivered to the Administrative Agent no later than 12:00 p.m. (Eastern time) (x) in the case of any Advance accruing interest at the Term SOFR Rate, three (3) Business Days prior to the date of Borrowing or (y) in the case of any Advance accruing interest at the Base Rate, one (1) Business Day prior to the date of Borrowing (in each case, unless a shorter period is agreed upon by the Administrative Agent and the L/C Provider, the L/C Issuing Bank, the Swingline ~~Lender~~Lenders or the Funding Agents, as applicable), which date of Borrowing shall be a Business Day during the Commitment Term. Each such notice of Borrowing shall be irrevocable and shall in each case refer to this Agreement and specify (i) the date of such Borrowing, (ii) the aggregate amount of the requested Borrowing to be made on such date, (iii) the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings (if applicable) to be repaid with the proceeds of such Borrowing on such date, which amount shall constitute all outstanding Swingline Loans and Unreimbursed L/C Drawings outstanding on the date of such notice of Borrowing that are not prepaid with other funds of the Master Issuer available for such purpose, and (iv) sufficient instructions for application of the balance, if any, of the proceeds of such Borrowing on such date (which proceeds shall be made available to the Master Issuer). Requests for any Borrowing may not be made in an aggregate principal amount of less than $100,000 or in an aggregate principal amount that is not an integral multiple of $100,000 in excess thereof (except as otherwise provided herein with respect to Borrowings for the purpose of repaying then-outstanding Swingline Loans or Unreimbursed L/C Drawings). The Master Issuer agrees that Borrowings shall be made automatically (to the extent not deemed made pursuant to Sections 2.05(b)(i), 2.05(b)(ii) or 2.08), without the requirement of providing an Advance Request, but subject to the requirements set forth in Section 7.03, upon notice of any drawing under a Letter of Credit and one time per month, the timing of which shall be determined by the Administrative Agent in its discretion, if any Swingline Loans are outstanding, in each case, in an amount at least sufficient to repay in full all Unreimbursed L/C Drawings or Swingline Loans, as the case may be, outstanding on the date of the applicable automatic Borrowing. Subject to the provisos to Section 2.02(a), each Borrowing shall be ratably allocated among the Investor Groups’ respective Maximum Investor Group Principal Amounts. Each Funding Agent shall promptly advise its related Conduit Investor, if any, of any notice given pursuant to this Section 2.03(a) and shall promptly thereafter (but in no event later than 10:00 a.m. (Eastern time) on the date of Borrowing) notify the Administrative Agent, the Master Issuer and the related Committed Note Purchaser(s) whether such Conduit Investor has determined to make all or any portion of the Advances in such Borrowing that are to be made by its Investor Group. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2024-1 Supplement (and, if requested by the Administrative Agent, confirmation from the Swingline ~~Lender~~Lenders and the L/C Provider, as applicable, as to (x) the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings to be repaid with the proceeds of such Borrowing on the date of Borrowing, (y) the Undrawn L/C Face Amount of all Letters of Credit then outstanding and (z) the principal amount of any other Swingline Loans or Unreimbursed L/C Drawings then outstanding), the applicable

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Investors in each Investor Group shall make available to the Administrative Agent the amount of the Advances in such Borrowing that are to be made by such Investor Group by wire transfer in U.S. Dollars of such amount in same day funds no later than 11:00 a.m. (Eastern time) on the date of such Borrowing, and upon receipt thereof the Administrative Agent shall make such proceeds available by 3:00 p.m. (Eastern time), first, to the Swingline ~~Lender~~Lenders, pro rata and pari passu, and the L/C Provider for application to repayment of the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings as set forth in the applicable Advance Request, if applicable, ratably in proportion to such respective amounts, and, second, to the Master Issuer, as instructed in the applicable Advance Request.

(b) (i) The failure of any Committed Note Purchaser to make the Advance to be made by it as part of any Borrowing shall not relieve any other Committed Note Purchaser (whether or not in the same Investor Group) of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Committed Note Purchaser shall be responsible for the failure of any other Committed Note Purchaser to make the Advance to be made by such other Committed Note Purchaser on the date of any Borrowing and (ii) in the event that one or more Committed Note Purchasers fails to make its Advance by 11:00 a.m. (Eastern time) on the date of such Borrowing, the Administrative Agent shall notify each of the other Committed Note Purchasers not later than 1:00 p.m. (Eastern time) on such date, and each of the other Committed Note Purchasers shall make available to the Administrative Agent a supplemental Advance in a principal amount (such amount, the “reference amount”) equal to the lesser of (a) the aggregate principal Advance that was unfunded multiplied by a fraction, the numerator of which is the Commitment Amount of such Committed Note Purchaser and the denominator of which is the aggregate Commitment Amounts of all Committed Note Purchasers (less the aggregate Commitment Amount of the Committed Note Purchasers failing to make Advances on such date) and (b) the excess of (i) such Committed Note Purchaser’s Commitment Amount over (ii) the product of such Committed Note Purchaser’s related Investor Group Principal Amount multiplied by such Committed Note Purchaser’s Committed Note Purchaser Percentage (after giving effect to all prior Advances on such date of Borrowing) (provided that a Committed Note Purchaser may (but shall not be obligated to), on terms and conditions to be agreed upon by such Committed Note Purchaser and the Master Issuer, make available to the Administrative Agent a supplemental Advance in a principal amount in excess of the reference amount; provided, however, that no such supplemental Advance shall be permitted to be made to the extent that, after giving effect to such Advance, the Series 2024-1 Class A-1 Notes Exposure Amount would exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount). Such supplemental Advances shall be made by wire transfer in U.S. Dollars in same day funds no later than 3:00 p.m. (Eastern time) one (1) Business Day following the date of such Borrowing, and upon receipt thereof the Administrative Agent shall immediately make such proceeds available, first, to the Swingline ~~Lender~~Lenders, pro rata and pari passu, and the L/C Provider for application to repayment of the amount of outstanding Swingline Loans and Unreimbursed L/C Drawings as set forth in the applicable Advance Request, if applicable, ratably in proportion to such respective amounts, and, second, to the Master Issuer, as instructed in the applicable Advance Request. If any Committed Note Purchaser which shall have so failed to fund its Advance shall subsequently pay such amount, the Administrative Agent shall apply such amount pro rata to repay any supplemental Advances made by the other Committed Note Purchasers pursuant to this Section 2.03(b).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) Unless the Administrative Agent shall have received notice from a Funding Agent prior to the date of any Borrowing that an applicable Investor in the related Investor Group will not make available to the Administrative Agent such Investor’s share of the Advances to be made by such Investor Group as part of such Borrowing, the Administrative Agent may (but shall not be obligated to) assume that such Investor has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Swingline ~~Lender~~Lenders, the L/C Provider and/or the Master Issuer, as applicable, on such date a corresponding amount, and shall, if such corresponding amount has not been made available by the Administrative Agent, make available to the Swingline ~~Lender~~Lenders, the L/C Provider and/or the Master Issuer, as applicable, on such date a corresponding amount once such Investor has made such portion available to the Administrative Agent. If and to the extent that any Investor shall not have so made such amount available to the Administrative Agent, such Investor and the Master Issuer jointly and severally agree to repay (without duplication) to the Administrative Agent on the next Weekly Allocation Date such corresponding amount (in the case of the Master Issuer, in accordance with the Priority of Payments), together with interest thereon, for each day from the date such amount is made available to the Master Issuer until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Master Issuer, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Investor, the Federal Funds Rate. If such Investor is required by law to deduct any withholding taxes from the amount paid to the Administrative Agent under this Section 2.03(c), the sum payable by the Investor shall be increased as necessary so that after such deduction has been made, the Administrative Agent receives an amount equal to the sum it would have received had no such deduction been made. If such Investor shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Investor’s Advance as part of such Borrowing for purposes of this Agreement.

(d) After the Master Issuer delivers an Advance Request for a Borrowing pursuant to this Section 2.03, Barclays, on behalf of the Investors in its Investor Group, may, not later than 4:00 p.m. New York City time on the date that is one (1) Business Day prior to the proposed Borrowing date, deliver a written notice (a “Delayed Funding Notice”) to the Master Issuer of their intention to fund the related Borrowing on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day following the date of such request for a Borrowing (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the requested Borrowing date. By delivery of a Delayed Funding Notice, Barclays, as Funding Agent, shall be deemed to represent and warrant that (x) charges relating to the “liquidity coverage ratio” under Basel III have been incurred on the related Committed Note Purchaser’s interests or obligations hereunder and (y) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby as of the date of such Delayed Funding Notice. If the conditions to any Borrowing described in Section 7.03 are satisfied on the requested Borrowing date, there shall be no conditions whatsoever (including, without limitation, the occurrence of a Rapid Amortization Period, notwithstanding any statement to the contrary in Section 7.03) to the obligation of the Committed Note Purchasers to fund the requested amount on the related Delayed Funding Date.

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Section 2.04 The Series 2024-1 Class A-1 Notes. On each date an Advance or Swingline Loan is made or a Letter of Credit is issued hereunder, and on each date the outstanding amount thereof is reduced (or the face amount of a Letter of Credit is reduced), a duly authorized officer, employee or agent of the related Series 2024-1 Class A-1 Noteholder shall make appropriate notations in its books and records of the amount, evidenced by the related Series 2024-1 Class A-1 Advance Note, Series 2024-1 Class A-1 Swingline Note or Series 2024-1 Class A-1 L/C Note, of such Advance, Swingline Loan or Letter of Credit, as applicable, and the amount of such reduction, as applicable. The Master Issuer hereby authorizes each duly authorized officer, employee and agent of such Series 2024-1 Class A-1 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that in the event of a discrepancy between the books and records of such Series 2024-1 Class A-1 Noteholder and the Note Register, (x) such discrepancy shall be resolved by such Series 2024-1 Class A-1 Noteholder, the Control Party and the Trustee, in consultation with the Master Issuer (provided that such consultation with the Master Issuer will not in any way limit or delay such Series 2024-1 Class A-1 Noteholder’s, the Control Party’s and the Trustee’s ability to resolve such discrepancy), and such resolution shall control in the absence of manifest error and the Note Register shall be corrected as appropriate and (y) until any such discrepancy is resolved pursuant to clause (x), the Note Register shall control; provided, further, that the failure of any such notation to be made, or any finding that a notation is incorrect, in any such records shall not limit or otherwise affect the obligations of the Master Issuer under this Agreement or the Indenture.

Section 2.05 Reduction in Commitments.

(a) The Master Issuer may, upon three (3) Business Days’ notice to the Administrative Agent (who shall promptly notify the Trustee, the Control Party, each Funding Agent and each Investor), effect a permanent reduction in the Series 2024-1 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Commitment Amount and Maximum Investor Group Principal Amount on a pro rata basis; provided that (i) any such reduction will be limited to the undrawn portion of the Commitments, although any such reduction may be combined with a Voluntary Decrease effected pursuant to and in accordance with Section 2.02(b) of the Series 2024-1 Supplement, (ii) any such reduction must be in a minimum amount of $1,000,000 unless reduced to zero, (iii) after giving effect to such reduction, the Series 2024-1 Class A-1 Notes Maximum Principal Amount equals or exceeds $5,000,000, unless reduced to zero, and (iv) no such reduction shall be permitted if, after giving effect thereto, (x) the aggregate Commitment Amounts would be less than the Series 2024-1 Class A-1 Notes Exposure Amount or (y) the aggregate Commitment Amounts would be less than the sum of the Swingline Commitment and the L/C Commitment. Any reduction made pursuant to this Section 2.05(a) shall be made ratably among the Investor Groups on the basis of their respective Maximum Investor Group Principal Amounts.

(b) If any of the following events shall occur, then the Commitment Amounts shall be automatically and permanently reduced on the dates and in the amounts set forth below with respect to the applicable event and the other consequences set forth below with respect to the

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applicable event shall ensue (and the Master Issuer shall give the Trustee, the Control Party, each Funding Agent and the Administrative Agent prompt written notice thereof):

(i) (A) if the Outstanding Principal Amount of the Series 2024-1 Class A-1 Notes has not been paid in full or otherwise refinanced in full (which refinancing may also include an extension thereof) by the Business Day immediately preceding the Series 2024-1 Class A-1 Notes Renewal Date, on such Business Day, (x) the principal amount of all then-outstanding Swingline Loans and Unreimbursed L/C Drawings shall be repaid in full with proceeds of Advances made on such date (and the Master Issuer shall be deemed to have delivered such Advance Requests under Section 2.03 as may be necessary to cause such Advances to be made), and (y) the Swingline Commitment and the L/C Commitment shall both be automatically and permanently reduced to zero; and (B) upon a Series 2024-1 Class A-1 Notes Amortization Event, (x) the Commitments with respect to all undrawn Commitment Amounts shall automatically and permanently terminate and the corresponding portions of the Series 2024-1 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis) and (y) each payment of principal on the Series 2024-1 Class A-1 Outstanding Principal Amount occurring on or following such Series 2024-1 Class A-1 Notes Amortization Event shall result automatically and permanently in a dollar-for-dollar reduction of the Series 2024-1 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis;

(ii) if a Rapid Amortization Event occurs prior to the Series 2024-1 Class A-1 Notes Renewal Date, then (A) on the date such Rapid Amortization Event occurs, the Commitments with respect to all undrawn Commitment Amounts shall automatically and permanently terminate, which termination shall be deemed to have occurred immediately following the making of Advances pursuant to clause (B) below, and the corresponding portions of the Series 2024-1 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis); (B) no later than the second Business Day after the occurrence of such Rapid Amortization Event, the principal amount of all then-outstanding Swingline Loans and Unreimbursed L/C Drawings (to the extent not repaid pursuant to Section 2.08(a) or Section 4.03(b)) shall be repaid in full with proceeds of Advances (and the Master Issuer shall be deemed to have delivered such Advance Requests under Section 2.03 as may be necessary to cause such Advances to be made) and the Swingline Commitment and the L/C Commitment shall be automatically reduced to zero and by such amount of Unreimbursed L/C Drawings, respectively; and (C) each payment of principal (which, for the avoidance of doubt, shall include cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02(b), 4.03(a), 4.03(b) and 9.18(c)(ii)) on the Series 2024-1 Class A-1 Outstanding Principal Amount occurring on or after the date of such Rapid Amortization Event

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(excluding the repayment of any outstanding Swingline Loans and Unreimbursed L/C Drawings with proceeds of Advances pursuant to clause (B) above) shall result automatically and permanently in a dollar-for-dollar reduction of the Series 2024-1 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis; provided that if such Rapid Amortization Event shall cease to be in effect pursuant to Section 9.01(b) of the Base Indenture, then the Commitments, Swingline ~~Commitment~~Commitments, L/C Commitment, Series 2024-1 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be restored to the amounts in effect immediately prior to the occurrence of such Rapid Amortization Event;

(iii) [Reserved];

(iv) if payments in connection with Indemnification Amounts, Asset Disposition Proceeds or Insurance/Condemnation Proceeds are allocated to and deposited in the Series 2024-1 Class A-1 Distribution Account in accordance with Section 3.06(j) of the Series 2024-1 Supplement at a time when either (i) no Senior Notes other than Series 2024-1 Class A-1 Notes are Outstanding or (ii) if a Series 2024-1 Class A-1 Notes Amortization Period is continuing, then (x) the aggregate Commitment Amount shall be automatically and permanently reduced on the date of such deposit by an amount (the “Series 2024-1 Class A-1 Allocated Payment Reduction Amount”) equal to the amount of such deposit, and each Committed Note Purchaser’s Commitment Amount shall be reduced on a pro rata basis of such Series 2024-1 Class A-1 Allocated Payment Reduction Amount based on each Committed Note Purchaser’s Commitment Amount, (y) the corresponding portions of the Series 2024-1 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced on a pro rata basis based on each Investor Group’s Maximum Investor Group Principal Amount by a corresponding amount on such date (and, if after giving effect to such reduction the aggregate Commitment Amounts would be less than the sum of the Swingline ~~Commitment~~Commitments and the L/C Commitment, then the aggregate amount of the Swingline ~~Commitment~~Commitments and the L/C Commitment shall be reduced by the amount of such difference, with such reduction to be allocated between them in accordance with the written instructions of the Master Issuer delivered prior to such date; provided that after giving effect thereto the aggregate amount of the Swingline Loans and the L/C Obligations do not exceed the aggregate Swingline ~~Commitment~~Commitments and the L/C Commitment, respectively, as so reduced; provided, further, that in the absence of such instructions, such reduction shall be allocated first to the Swingline Commitments, on a pro rata basis based on each Swingline Lender’s Swingline Commitment, and then to the L/C Commitment) and (z) the Series 2024-1 Class A-1 Outstanding Principal Amount shall be repaid or prepaid and the Series 2024-1 Class A-1 Notes Exposure Amounts to be reduced to zero (which, for the avoidance of doubt, shall be accomplished by cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02(b), 4.03(a), 4.03(b) and 9.18(c)(ii)) in an aggregate amount equal to such Series

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2024-1 Class A-1 Allocated Payment Reduction Amount on the date and in the order required by Section 3.06(j) of the Series 2024-1 Supplement; and

(v) if any Event of Default shall occur and be continuing (and shall not have been waived in accordance with the Base Indenture) and as a result the payment of the Series 2024-1 Class A-1 Notes is accelerated pursuant to the terms of the Base Indenture (and such acceleration shall not have been rescinded in accordance with the Base Indenture), then in addition to the consequences set forth in clause (ii) above in respect of the Rapid Amortization Event resulting from such Event of Default, the Series 2024-1 Class A-1 Notes Maximum Principal Amount, the Commitment Amounts, the Swingline Commitment, the L/C Commitment and the Maximum Investor Group Principal Amounts shall all be automatically and permanently reduced to zero upon such acceleration and the Master Issuer shall (in accordance with the Series 2024-1 Supplement) cause the Series 2024-1 Class A-1 Outstanding Principal Amount to be paid in full and the Series 2024-1 Class A-1 Notes Exposure Amounts to be reduced to zero (which, for the avoidance of doubt, shall be accomplished by cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02(b), 4.03(a), 4.03(b) and 9.18(c)(ii)), together with accrued interest, Series 2024-1 Class A-1 Quarterly Commitment Fees, Series 2024-1 Class A-1 Notes Other Amounts and all other amounts then due and payable to the Lender Parties, the Administrative Agent and the Funding Agents under this Agreement and the other Related Documents and any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate) subject to and in accordance with the Priority of Payments.

Section 2.06 Swingline Commitment.

(a) On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Master Issuer ~~shall issue and shall cause~~issued and caused the Trustee to authenticate the Series 2024-1 Class A-1 Swingline Note, which the Master Issuer ~~shall deliver to the~~delivered to Rabobank, as the initial Swingline Lender, on the Closing Date. ~~Such~~ On the First Amendment Date, such note shall be cancelled and, on the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Master Issuer shall issue and cause the Trustee to authenticate the replacement Series 2024-1 Class A-1 Swingline Notes, which the Master Issuer shall deliver to each Swingline Lender, on the First Amendment Date.2 Each Series 2024-1 Class A-1 Swingline Note shall (i) be dated the ~~Closing~~First Amendment Date, (ii) be registered in the name of the applicable Swingline Lender or its nominee, or in such other name as ~~the~~such Swingline Lender may request, (iii) have a maximum principal amount equal to ~~the~~such Swingline Lender’s Swingline Commitment, (iv) have an initial outstanding principal amount equal to such Swingline Lender’s pro rata share of the Series 2024-1 Class A-1 Initial Swingline Principal Amount, and (v) be duly authenticated in accordance with the provisions of the Indenture. Subject to the terms and conditions hereof, ~~the~~each Swingline Lender~~, in reliance on the agreements of the Committed Note Purchasers set forth in this Section 2.06,~~ agrees to make swingline loans (each, a “Swingline Loan” or a “Series

2 NTD: Process with respect to Notes to be confirmed.

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2024-1 Class A-1 Swingline Loan” and, collectively, the “Swingline Loans” or the “Series 2024-1 Class A-1 Swingline Loans”) to the Master Issuer from time to time during the period commencing on the Closing Date and ending on the date that is two (2) Business Days prior to the Commitment Termination Date; provided, that ~~the~~no Swingline Lender shall have ~~no~~any obligation or right to make any Swingline Loan if, after giving effect thereto, (i) the aggregate principal amount of such Swingline Lender’s Swingline Loans outstanding would exceed ~~the~~such Swingline Lender’s Swingline Commitment then in effect (notwithstanding that ~~the~~such Swingline Lender’s Swingline Loans outstanding at any time, when aggregated with ~~the~~such Swingline Lender’s other outstanding Advances hereunder, may exceed ~~the~~such Swingline Lender’s Swingline Commitment then in effect) or (ii) the Series 2024-1 Class A-1 Notes Exposure Amount would exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount. Each such borrowing of ~~a~~ Swingline ~~Loan~~Loans will constitute a Subfacility Increase in the outstanding principal amount evidenced by the Series 2024-1 Class A-1 Swingline ~~Note~~Notes in an amount corresponding to such borrowing. Subject to the terms of this Agreement and the Series 2024-1 Supplement, the outstanding principal amount evidenced by the Series 2024-1 Class A-1 Swingline Note may be increased by borrowings of Swingline Loans or decreased by payments of principal thereon from time to time.

(b) Whenever the Master Issuer desires that the Swingline ~~Lender~~Lenders make Swingline Loans, the Master Issuer shall (or shall cause the Manager on its behalf to) give the Swingline ~~Lender~~Lenders and the Administrative Agent irrevocable notice in writing not later than 11:00 a.m. (Eastern time) on the proposed borrowing date, specifying (i) the amount to be borrowed, (ii) the requested borrowing date (which shall be a Business Day during the Commitment Term not later than the date that is two (2) Business Days prior to the Commitment Termination Date) ~~and~~, (iii) each Swingline Lender’s pro rata share thereof and (iv) the payment instructions for the proceeds of such borrowing (which shall be consistent with the terms and provisions of this Agreement and the Indenture and which proceeds shall be made available to the Master Issuer). The notice shall be in the form of a Swingline Loan Request in the form attached hereto as Exhibit A-2 (a “Swingline Loan Request”), a copy of which shall also be provided by the Master Issuer (or the Manager on its behalf) to the Control Party and the Trustee by 2:00 p.m. (Eastern time) on the date of delivery thereof to the Swingline ~~Lender~~Lenders and the Administrative Agent. Each Borrowing under the Swingline ~~Commitment~~Commitments shall be in a minimum amount equal to $100,000. Promptly upon receipt of any Swingline Loan Request (but in no event later than 2:00 p.m. (Eastern time) on the date of such receipt), the Administrative Agent (based, with respect to any portion of the Series 2024-1 Class A-1 Outstanding Subfacility Amount held by any Person other than the Administrative Agent, solely on written notices received by the Administrative Agent under this Agreement) will inform the Swingline ~~Lender~~Lenders whether or not, after giving effect to the requested Swingline Loan, the Series 2024-1 Class A-1 Notes Exposure Amount would exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount. If the Administrative Agent confirms that the Series 2024-1 Class A-1 Notes Exposure Amount would not exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount after giving effect to the requested Swingline ~~Loan~~Loans, then not later than 3:00 p.m. (Eastern time) on the date of the Swingline Loan Request, subject to the other conditions set forth herein and in the Series 2024-1 Supplement, the Swingline ~~Lender~~Lenders shall make available to the Master Issuer in accordance with the payment instructions set forth in such notice an amount in immediately available funds equal to the amount of the requested Swingline Loan~~.~~; provided that such Swingline Loans shall be made ratably by each Swingline Lender based on the related

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Investor Group’s respective Commitment Percentage; provided, further, that if, as a result of any Swingline Lender (a “Non-Funding Swingline Lender”) failing to make any previous Swingline Loan that such Non-Funding Swingline Lender was required to make, outstanding Swingline Loans are not held ratably by each Swingline Lender based on its respective Commitment Percentage, (x) such Non-Funding Swingline Lender shall make all of such Swingline Loans until outstanding Swingline Loans are held ratably by the Swingline Lenders based on the Commitment Percentage of their related Lender Group and (y) further Swingline Loans shall be made ratably by each Swingline Lender based on the Commitment Percentage of their related Lender Group; provided, further, that the failure of a Non-Funding Swingline Lender to make Swingline Loans pursuant to the immediately preceding proviso shall not, subject to the immediately following proviso, relieve any other Swingline Lender of its obligation hereunder, if any, to make Swingline Loans in accordance with Section 2.06(a); provided, further, that, subject, in the case of clause (i) below, to Section 2.06(a), no Swingline Loan shall be required or permitted to be made by any Swingline Lender on any date to the extent that, after giving effect to such Swingline Loan, (i) the Investor Group Principal Amount for the related Investor Group would exceed such Investor Group’s Maximum Investor Group Principal Amount or (ii) the Series 2024-1 Class A-1 Outstanding Principal Amount would exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount.

(c) The Master Issuer hereby agrees that each Swingline Loan made by ~~the~~a Swingline Lender to the Master Issuer pursuant to Section 2.06(a) shall constitute the promise and obligation of the Master Issuer to pay to ~~the~~such Swingline Lender the aggregate unpaid principal amount of all Swingline Loans made by such Swingline Lender pursuant to Section 2.06(a), which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and in the Indenture for the Series 2024-1 Class A-1 Outstanding Principal Amount.

(d) In accordance with Section 2.03(a), the Master Issuer agrees to cause requests for Borrowings to be made at least one time per month if any Swingline Loans are outstanding in amounts at least sufficient to repay in full all Swingline Loans outstanding on the date of the applicable request. In accordance with Section 3.01(c), outstanding Swingline Loans shall bear interest at the Base Rate.

(e) [Reserved].

~~(f) If, prior to the time Advances would have otherwise been made pursuant to Section 2.06(d), an Event of Bankruptcy shall have occurred and be continuing with respect to the Master Issuer or any Guarantor or if, for any other reason, as determined by the Swingline Lender in its sole and absolute discretion, Advances may not be made as contemplated by Section 2.06(d), each Committed Note Purchaser shall, on the date such Advances were to have been made pursuant to the notice referred to in Section 2.06(d), purchase for cash an undivided participating interest in the then-outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) its Committed Note Purchaser Percentage, multiplied by (ii) the related Investor Group’s Commitment Percentage, multiplied by (iii) the~~

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~~aggregate principal amount of Swingline Loans then outstanding that was to have been repaid with such Advances.~~

~~(g) Whenever, at any time after the Swingline Lender has received from any Investor such Investor’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Investor its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Investor’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Investor’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Investor will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.~~

~~(h) Each applicable Investor’s obligation to make the Advances referred to in Section 2.06(d) and each Committed Note Purchaser’s obligation to purchase participating interests pursuant to Section 2.06(f) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Investor, Committed Note Purchaser or the Master Issuer may have against the Swingline Lender, the Master Issuer or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VII other than at the time the related Swingline Loan was made; (iii) any adverse change in the condition (financial or otherwise) of the Master Issuer; (iv) any breach of this Agreement or any other Indenture Document by the Master Issuer or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.~~

(f) ~~(i)~~ The Master Issuer may, upon three (3) Business Days’ notice to the Administrative Agent and ~~the~~each Swingline Lender, effect a permanent reduction in the Swingline Commitment; provided that any such reduction will be limited to the undrawn portion of the Swingline Commitment. If requested by the Master Issuer in writing and with the prior written consent of the Administrative Agent, ~~the~~each Swingline ~~Lender~~Lenders may (but shall not be obligated to) increase the amount of ~~the~~such Swingline Lender’s Swingline Commitment; provided that, after giving effect thereto, the aggregate amount of the Swingline Commitment and the L/C Commitment does not exceed the aggregate amount of the Commitments[; provided, further, that any such increase shall be pro rata among all Swingline Lenders].

(g) ~~(j)~~ The Master Issuer may, upon notice to the Swingline ~~Lender~~Lenders (who shall promptly notify the Administrative Agent and the Trustee thereof in writing), at any time and from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (~~x~~w) such notice must be received by the Swingline ~~Lender~~Lenders not later than 11:00 a.m. (Eastern time) on the date of the prepayment, (~~y~~x) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or in each case such other amount as agreed to by the Administrative Agent) or, if less, the entire principal amount thereof then outstanding ~~and~~, (~~z~~y) if the source of funds for such prepayment is not a Borrowing, there shall be no unreimbursed Advances or Manager Advances (or interest thereon) at such time and (z) any such prepayment shall be pro rata among all Swingline Lenders.

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Each such notice shall specify the date and amount of such prepayment. If such notice is given, the Master Issuer shall make such prepayment directly to the Swingline ~~Lender~~Lenders and the payment ~~amount~~amounts specified in such notice shall be due and payable on the date specified therein.

Section 2.07 L/C Commitment.

(a) Subject to the terms and conditions hereof, the L/C Provider (or its permitted assigns pursuant to Section 9.17), in reliance on the agreements of the Committed Note Purchasers set forth in Sections 2.08 and 2.09, agrees to provide standby letters of credit, including Interest Reserve Letters of Credit (each, a “Letter of Credit” and, collectively, the “Letters of Credit”) for the account of the Master Issuer or its designee on any Business Day during the period commencing on the Closing Date and ending on the date that is ten (10) Business Days prior to the Commitment Termination Date to be issued in accordance with Section 2.07(h) in such form as may be approved from time to time by the L/C Provider; provided that the L/C Provider shall have no obligation or right to provide any Letter of Credit on a requested issuance date if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment ~~or~~, (ii) the L/C Obligations attributable to any Committed Note Purchaser would exceed such Committed Note Purchaser’s Commitment Amount or (iii) the Series 2024-1 Class A-1 Notes Exposure Amount would exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount. ~~Notwithstanding anything herein to the contrary, if a requested Letter of Credit would cause the Series 2024-1 Class A-1 Outstanding Principal Amount attributable to the L/C Provider (in its capacity as Committed Note Purchaser and L/C Provider) to exceed its Commitment Amount (an “LC Commitment Excess”), the Investor Groups shall effectuate a reallocation of the Series 2024-1 Class A-1 Outstanding Principal Amounts to the extent necessary so that, immediately after such requested Letter of Credit is issued, no LC Commitment Excess would exist; provided that the Master Issuer shall not be liable for any Breakage Amounts resulting solely from any such reallocations.~~

Each Letter of Credit shall (x) be denominated in Dollars, (y) have a face amount of at least $25,000 or, if less than $25,000, shall bear a reasonable administrative fee to be agreed upon by the Master Issuer and the L/C Provider and (z) expire no later than the earlier of (A) the first anniversary of its date of issuance and (B) the date that is ten (10) Business Days prior to the Commitment Termination Date (the “Required Expiration Date”); provided that any Letter of Credit may provide for the automatic renewal thereof for additional periods, each individually not to exceed one year (which shall in no event extend beyond the Required Expiration Date) unless the L/C Provider notifies the beneficiary of such Letter of Credit at least 30 calendar days prior to the then-applicable expiration date (or no later than the applicable notice date, if earlier, as specified in such Letter of Credit) that such Letter of Credit shall not be renewed; provided, further, that any Letter of Credit may have an expiration date that is later than the Required Expiration Date so long as (x) the Undrawn L/C Face Amount with respect to such Letter of Credit has been fully cash collateralized by the Master Issuer in accordance with Section 4.02(b) or 4.03 as of the Required Expiration Date and there are no other outstanding L/C Obligations with respect to such Letter of Credit as of the Required Expiration Date and (y) such arrangement is satisfactory to the L/C Provider in its sole and absolute discretion.

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Additionally, each Interest Reserve Letter of Credit shall (1) name each of (A) the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, and (B) the Control Party, as the beneficiary thereof; (2) allow the Trustee or the Control Party to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to the Indenture and (3) indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable.

The L/C Provider shall not at any time be obligated to (I) provide any Letter of Credit hereunder if such issuance would violate, or cause any L/C Issuing Bank to exceed any limits imposed by, any applicable Requirement of Law or (II) amend any Letter of Credit hereunder if (1) the L/C Provider would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (2) each beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Master Issuer shall issue and shall cause the Trustee to authenticate the Series 2024-1 Class A-1 L/C Note, which the Master Issuer shall deliver to the L/C Provider on the Closing Date. Such Series 2024-1 Class A-1 L/C Note shall (i) be dated the Closing Date, (ii) be registered in the name of the L/C Provider or in such other name or nominee as the L/C Provider may request, (iii) have a maximum principal amount equal to the L/C Commitment, (iv) have an initial outstanding principal amount equal to the Series 2024-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount, and (v) unless it is an Uncertificated Note, be duly authenticated in accordance with the provisions of the Indenture. Each issuance of a Letter of Credit after the Closing Date shall increase the Series 2024-1 Class A-1 Notes Exposure Amount in an amount corresponding to the Undrawn L/C Face Amount of such Letter of Credit. All Unreimbursed L/C Drawings shall be deemed to be principal outstanding under the Series 2024-1 Class A-1 L/C Note and shall be deemed to be Series 2024-1 Class A-1 Outstanding Principal Amounts for all purposes of this Agreement, the Indenture and the other Related Documents. The L/C Provider and the Master Issuer agree to promptly notify the Administrative Agent and the Trustee of any such decreases for which notice to the Administrative Agent is not otherwise provided hereunder.

(c) The Master Issuer may (or shall cause the Manager on its behalf to) from time to time request that the L/C Provider provide a new Letter of Credit by delivering to the L/C Provider at its address for notices specified herein an Application therefor (in the form required by the applicable L/C Issuing Bank as notified to the Master Issuer by the L/C Provider), completed to the satisfaction of the L/C Provider, and such other certificates, documents and other papers and information as the L/C Provider may reasonably request on behalf of the L/C Issuing Bank. Upon receipt of any completed Application, the L/C Provider will notify the Administrative Agent and the Trustee in writing of the amount, the beneficiary and the requested expiration of the requested Letter of Credit (which shall comply with Sections 2.07(a) and (i)) and, subject to the other conditions set forth herein and in the Series 2024-1 Supplement and upon receipt of written confirmation from the Administrative Agent (based, with respect to any portion of the Series 2024-1 Class A-1 Outstanding Subfacility Amount held by any Person other than the Administrative

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Agent, solely on written notices received by the Administrative Agent under this Agreement) that after giving effect to the requested issuance, the Series 2024-1 Class A-1 Notes Exposure Amount would not exceed the Series 2024-1 Class A-1 Notes Maximum Principal Amount (provided that the L/C Provider shall be entitled to rely upon any written statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons of the Administrative Agent for purposes of determining whether the L/C Provider received such prior written confirmation from the Administrative Agent with respect to any Letter of Credit), the L/C Provider will cause such Application and the certificates, documents and other papers and information delivered in connection therewith to be processed in accordance with the L/C Issuing Bank’s customary procedures and shall promptly provide the Letter of Credit requested thereby (but in no event shall the L/C Provider be required to provide any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto, as provided in Section 2.07(a)) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the L/C Provider and the Master Issuer. The L/C Provider shall furnish a copy of such Letter of Credit to the Manager (with a copy to the Administrative Agent) promptly following the issuance thereof. The L/C Provider shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Funding Agents, the Investors, the Control Party and the Trustee, written notice of the issuance of each Letter of Credit (including the amount thereof).

(d) The Master Issuer shall pay ratably to the Committed Note Purchasers the L/C Quarterly Fees (as defined in the Series 2024-1 Class A-1 VFN Fee Letter, the “L/C Quarterly Fees”) in accordance with the terms of the Series 2024-1 Class A-1 VFN Fee Letter and subject to the Priority of Payments.

(e) To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article II, the provisions of this Article II shall apply.

(f) The Master Issuer may, upon three (3) Business Days’ notice to the Administrative Agent and the L/C Provider, effect a permanent reduction in the L/C Commitment; provided that any such reduction will be limited to the undrawn portion of the L/C Commitment. If requested by the Master Issuer in writing and with the prior written consent of the L/C Provider and the Administrative Agent, the L/C Provider may (but shall not be obligated to) increase the amount of the L/C Commitment; provided that, after giving effect thereto, the aggregate amount of each of the Series 2024-1 Class A-1 Outstanding Principal Amount, the Swingline Commitment and the L/C Commitment does not exceed the aggregate Commitment Amounts.

(g) The L/C Provider shall satisfy its obligations under this Section 2.07 with respect to providing any Letter of Credit hereunder by issuing such Letter of Credit itself or through an Affiliate, so long as the L/C Issuing Bank Rating Test is satisfied with respect to such Affiliate and the issuance of such Letter of Credit. If the L/C Issuing Bank Rating Test is not satisfied with respect to such Affiliate and the issuance of such Letter of Credit, the L/C Provider or a Person selected by (at the expense of the L/C Provider) the Master Issuer shall issue such Letter of Credit; provided that such Person and issuance of such Letter of Credit satisfies the L/C Issuing Bank Rating Test (the L/C Provider (or such Affiliate of the L/C Provider) in its capacity as the issuer of such Letter of Credit or such other Person selected by the Master Issuer being referred to as the

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“L/C Issuing Bank” with respect to such Letter of Credit). The “L/C Issuing Bank Rating Test” is a test that is satisfied with respect to a Person issuing a Letter of Credit if the Person is a U.S. commercial bank that has, at the time of the issuance of such Letter of Credit, (i) a short-term certificate of deposit rating of not less than “P-2” from Moody’s and “A-2” from S&P and (ii) a long-term unsecured debt rating of not less than “Baa2” from Moody’s or “BBB” from S&P or such other minimum long-term unsecured debt rating as may be reasonably required by the beneficiary of such proposed Letter of Credit.

(h) The L/C Provider and, if the L/C Provider is not the L/C Issuing Bank for any Letter of Credit, the L/C Issuing Bank shall be under no obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Provider or the L/C Issuing Bank, as applicable, from issuing the Letter of Credit or (ii) any law applicable to the L/C Provider or the L/C Issuing Bank, as applicable, or any request or directive (which request or directive, in the reasonable judgment of the L/C Provider or the L/C Issuing Bank, as applicable, has the force of law) from any Governmental Authority with jurisdiction over the L/C Provider or the L/C Issuing Bank, as applicable, shall prohibit the L/C Provider or the L/C Issuing Bank, as applicable, from issuing of letters of credit generally or the Letter of Credit in particular.

(i) Unless otherwise expressly agreed by the L/C Provider or the L/C Issuing Bank, as applicable, and the Master Issuer when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit issued hereunder.

(j) For the avoidance of doubt, the L/C Commitment shall be a sub-facility limit of the Commitment Amounts and aggregate outstanding Unreimbursed L/C Drawings as of any date of determination shall be a component of the Series 2024-1 Class A-1 Outstanding Principal Amount on such date of determination, pursuant to the definition thereof.

(k) If, on the date that is five (5) Business Days prior to the expiration of any Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Master Issuer has not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required pursuant to the Indenture had such Interest Reserve Letter of Credit not been issued, the Master Issuer shall instruct the Control Party to submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficiency Amount or the Senior Subordinated Notes Interest Reserve Account Deficiency Amount, as applicable, on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

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(l) Each of the parties hereto shall execute any amendments to this Agreement reasonably requested by the Master Issuer in order to have any letter of credit issued by a Person selected by the Master Issuer pursuant to Section 2.07(g) hereto or Section 5.18 of the Base Indenture be a “Letter of Credit” that has been issued hereunder and such Person selected by the Master Issuer be an “L/C Issuing Bank.”

Section 2.08 L/C Reimbursement Obligations.

(a) For the purpose of reimbursing the payment of any draft presented under any Letter of Credit, the Master Issuer agrees to pay the L/C Provider, for its own account or for the account of the L/C Issuing Bank, as applicable, not later than five (5) Business Days after the day on which the L/C Provider notifies the Master Issuer and the Administrative Agent (and in each case the Administrative Agent shall promptly, and in any event by 4:00 p.m. (Eastern time) on the same Business Day as its receipt of the same, notify the Funding Agents) of the date and the amount of such draft, an amount in Dollars equal to the sum of (i) the amount of such draft so paid (such amount at any time, as reduced by repayments with respect thereto as described below and amounts repaid with respect thereto pursuant to Section 4.03(b) at or prior to such time, the “L/C Reimbursement Amount”) and (ii) any taxes, fees, charges or other costs or expenses, including amounts payable pursuant to Section 3.02(c) (such amounts at any time, as reduced by repayments with respect thereto as described below and amounts repaid with respect thereto pursuant to Section 4.03(b) at or prior to such time, the “L/C Other Reimbursement Costs”) incurred by the L/C Issuing Bank in connection with such payment. Outstanding L/C Reimbursement Amounts and outstanding L/C Other Reimbursement Costs may be repaid in accordance with the Priority of Payments, with the proceeds of any Advance or otherwise. The applicable L/C Other Reimbursement Amounts shall be paid as Class A-1 Notes Other Amounts subject to and in accordance with the Priority of Payments. Unless the entire outstanding L/C Reimbursement Amount and all L/C Other Reimbursement Costs with respect thereto has been repaid as set forth above, each drawing under any Letter of Credit shall (unless an Event of Bankruptcy shall have occurred and be continuing with respect to the Master Issuer or any Guarantor, in which cases the procedures specified in Section 2.09 for funding by Committed Note Purchasers shall apply) constitute a request by the Master Issuer to the Administrative Agent and each Funding Agent for a Base Rate Borrowing pursuant to Section 2.03 in the amount of the outstanding L/C Reimbursement Amount and outstanding L/C Other Reimbursement Costs at such time, and the Master Issuer shall be deemed to have made such request pursuant to the procedures set forth in Section 2.03. In the event such request for a Base Rate Borrowing is deemed to have been given, the applicable Investors in each Investor Group hereby agree to make Advances in an aggregate amount for each Investor Group equal to such Investor Group’s Commitment Percentage of the outstanding L/C Reimbursement Amount at such time and outstanding L/C Other Reimbursement Costs at such time to pay the L/C Provider. The Borrowing date with respect to such Borrowing shall be the first date on which a Base Rate Borrowing could be made pursuant to Section 2.03 if the Administrative Agent had received a notice of such Borrowing at the time the Administrative Agent receives notice from the L/C Provider of such drawing under such Letter of Credit. Such Investors shall make the amount of such Advances available to the Administrative Agent in immediately available funds not later than 3:00 p.m. (Eastern time) on such Borrowing date and the proceeds of such Advances shall be immediately made available by the Administrative Agent to the L/C Provider for application to the reimbursement of such drawing.

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(b) The Master Issuer’s obligations under Section 2.08(a) shall be absolute and unconditional, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances and irrespective of (i) any setoff, counterclaim or defense to payment that the Master Issuer may have or has had against the L/C Provider, the L/C Issuing Bank, any beneficiary of a Letter of Credit or any other Person; (ii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (iii) payment by the L/C Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; (iv) payment by the L/C Issuing Bank under a Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of any jurisdictions, (v) any amendment or waiver of, or consent to, any departure from any or all of the Related Documents, (vi) the insolvency of any Person issuing any documents in connection with any Letter of Credit or (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(b), constitute a legal or equitable discharge of, or provide a right of setoff against, the Master Issuer’s obligations hereunder. The Master Issuer also agrees that the L/C Provider and the L/C Issuing Bank shall not be responsible for, and the Master Issuer’s Reimbursement Obligations under Section 2.08(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Master Issuer and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Master Issuer against any beneficiary of such Letter of Credit or any such transferee. Neither the L/C Provider nor the L/C Issuing Bank shall be liable for any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Master Issuer to the extent permitted by applicable law) caused by errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the L/C Provider or the L/C Issuing Bank, as the case may be. The Master Issuer agrees that any action taken or omitted by the L/C Provider or the L/C Issuing Bank, as the case may be, under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the Master Issuer and shall not result in any liability of the L/C Provider or the L/C Issuing Bank to the Master Issuer. As between the Master Issuer and the L/C Issuing Bank, the Master Issuer hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to such beneficiary’s or transferee’s use of any Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the Master Issuer agrees with the L/C Issuing Bank that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(c) If any draft shall be presented for payment for which the L/C Provider has actual knowledge under any Letter of Credit, the L/C Provider shall promptly notify the Manager, the Control Party, the Master Issuer and the Administrative Agent of the date and amount thereof. The responsibility of the applicable L/C Issuing Bank to the Master Issuer in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit and, in paying such draft, such L/C Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any Person(s) executing or delivering any such document.

Section 2.09 L/C Participations.

(a) The L/C Provider irrevocably agrees to grant and hereby grants to each Committed Note Purchaser, and, to induce the L/C Provider to provide Letters of Credit hereunder (and, if the L/C Provider is not the L/C Issuing Bank for any Letter of Credit, to induce the L/C Provider to agree to reimburse such L/C Issuing Bank for any payment of any drafts presented thereunder), each Committed Note Purchaser irrevocably and unconditionally agrees to accept and purchase and hereby accepts and purchases from the L/C Provider, on the terms and conditions set forth below, for such Committed Note Purchaser’s own account and risk an undivided interest equal to its Committed Note Purchaser Percentage of the related Investor Group’s Commitment Percentage of the L/C Provider’s obligations and rights under and in respect of each Letter of Credit provided hereunder and the L/C Reimbursement Amount with respect to each draft paid or reimbursed by the L/C Provider in connection therewith. Subject to Section 2.07(c), each Committed Note Purchaser unconditionally and irrevocably agrees with the L/C Provider that, if a draft is paid under any Letter of Credit for which the L/C Provider is not paid in full by the Master Issuer in accordance with the terms of this Agreement, such Committed Note Purchaser shall pay to the Administrative Agent upon demand of the L/C Provider an amount equal to its Committed Note Purchaser Percentage of the related Investor Group’s Commitment Percentage of the L/C Reimbursement Amount with respect to such draft, or any part thereof, that is not so paid. For the avoidance of doubt, Undrawn L/C Face Amounts shall not be taken into account when calculating the Commitment Percentage of any Committed Note Purchaser other than a Committed Note Purchaser that is in the same Investor Group as the L/C Provider.

(b) If any amount required to be paid by any Committed Note Purchaser to the Administrative Agent for forwarding to the L/C Provider pursuant to Section 2.09(a) in respect of any unreimbursed portion of any payment made or reimbursed by the L/C Provider under any Letter of Credit is paid to the Administrative Agent for forwarding to the L/C Provider within three (3) Business Days after the date such payment is due, such Committed Note Purchaser shall pay to Administrative Agent for forwarding to the L/C Provider on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the L/C Provider, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Committed Note Purchaser pursuant to Section 2.09(a) is not made available to

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the Administrative Agent for forwarding to the L/C Provider by such Committed Note Purchaser within three (3) Business Days after the date such payment is due, the L/C Provider shall be entitled to recover from such Committed Note Purchaser, on demand, such amount with interest thereon calculated from such due date at the Base Rate. A certificate of the L/C Provider submitted to any Committed Note Purchaser with respect to any amounts owing under this Section 2.09(b), in the absence of manifest error, shall be conclusive and binding on such Committed Note Purchaser. If any withholding taxes are required by law to be deducted from any amounts payable under this Section 2.09(b), the sum payable by the Committed Note Purchaser shall be increased as necessary so that after such deduction has been made, the L/C Provider receives an amount equal to the sum it would have received had no such deduction been made.

(c) Whenever, at any time after payment has been made under any Letter of Credit and the L/C Provider has received from any Committed Note Purchaser its pro rata share of such payment in accordance with Section 2.09(a), the Administrative Agent or the L/C Provider receives any payment related to such Letter of Credit (whether directly from the Master Issuer or otherwise, including proceeds of collateral applied thereto by the L/C Provider), or any payment of interest on account thereof, the Administrative Agent or the L/C Provider, as the case may be, will distribute to such Committed Note Purchaser its pro rata share thereof; provided, however, that in the event that any such payment received by the Administrative Agent or the L/C Provider, as the case may be, shall be required to be returned by the Administrative Agent or the L/C Provider, such Committed Note Purchaser shall return to the Administrative Agent for the account of the L/C Provider the portion thereof previously distributed by the Administrative Agent or the L/C Provider, as the case may be, to it.

(d) Each Committed Note Purchaser’s obligation to make the Advances referred to in Section 2.08(a) and to pay its pro rata share of any unreimbursed draft pursuant to Section 2.09(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Committed Note Purchaser or the Master Issuer may have against the L/C Provider, any L/C Issuing Bank, the Master Issuer or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VII other than at the time the related Letter of Credit was issued; (iii) an adverse change in the condition (financial or otherwise) of the Master Issuer; (iv) any breach of this Agreement or any other Indenture Document by the Master Issuer or any other Person; (v) any amendment, renewal or extension of any Letter of Credit in compliance with this Agreement or with the terms of such Letter of Credit, as applicable; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

~~Section 2.10 Additional Swingline Commitments or L/C Commitments.~~

~~(a) Notice of Increase. Provided no Event of Default or Potential Default shall have occurred and be continuing, and subject to compliance with the terms of this Section 2.10, the Master Issuer may from time to time on or after the Series 2024-1 Closing Date increase the aggregate amount of Swingline Commitments (each, a “Swingline Commitment Increase”) for a total Swingline Commitment of $30,000,000 and/or the aggregate amount of L/C Commitments (each, an “L/C Commitment Increase”) for a total L/C Commitment of $50,000,000. Such increase may be effected in one or more increments of no less than $1,000,000 and integral multiples of~~

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~~$500,000 in excess thereof. For the avoidance of doubt, no such increase shall result in an increase of the Series 2024-1 Class A-1 Notes Maximum Principal Amount.~~

~~(b) Effective Date. Subject to satisfaction of the conditions set forth in Section 2.10(c), the Swingline Commitment Increase or the L/C Commitment Increase, as applicable, shall become effective on the date set forth in the Increase Notice (the “Increase Effective Date”).~~

~~(c) Conditions to Effectiveness of Increase. The following are conditions precedent to any such increase:~~

~~(i) no later than five (5) Business Days prior to the proposed Increase Effective Date, the Master Issuer shall have delivered to the Administrative Agent an Increase Notice accompanied by a proposed amendment to this Agreement to provide for multiple swingline lenders or letter of credit providers and the related Swingline Increase or L/C Commitment Increase, as applicable;~~

~~(ii) one or more Committed Note Purchasers, acting in their respective sole discretion, shall have agreed to become a swingline lender or letter of credit provider, as applicable;~~

~~(iii) the Master Issuer and any such Committed Note Purchaser described in clause (ii) hereof shall have executed an amendment to this Agreement effective on the Increase Effective Date to provide for additional swingline lenders or letter of credit providers, as applicable; provided, that any amendment to this Agreement other than to effect the Swingline Commitment Increase or L/C Commitment Increase shall be subject to the requirements of Section 9.01; and~~

~~(iv) in no event shall Rabobank be required to front for any additional swingline lender or letter of credit provider.~~

~~(d) No Consents Required. Notwithstanding anything herein to the contrary, no consent of any other Committed Note Purchaser (other than the Committed Note Purchaser agreeing to become an additional swingline lender or letter of credit provider, as applicable) is required for the Master Issuer to enter into any amendment to this Agreement pursuant to this Section 2.10.~~

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ARTICLE III

INTEREST AND FEES

Section 3.01 Interest.

(a) To the extent that an Advance is funded or maintained by a Conduit Investor through the issuance of Commercial Paper, such Advance shall bear interest at the CP Rate applicable to such Conduit Investor. To the extent that, and only for so long as, an Advance is funded or maintained by a Conduit Investor through means other than the issuance of Commercial Paper (based on its determination in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of Commercial Paper in the commercial paper market of the United States to finance its purchase or maintenance of such Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Investor), including by reason of market conditions or by reason of insufficient availability under any of its Program Support Agreement or the downgrading of any of its Program Support Providers), such Advance shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, for any SOFR Interest Accrual Period, the Term SOFR Rate applicable to such SOFR Interest Accrual Period for such Advance, in each case except as otherwise provided in the definition of SOFR Interest Accrual Period or in Sections 3.03 or 3.04. Each Advance funded or maintained by a Committed Note Purchaser or a Program Support Provider shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, for any SOFR Interest Accrual Period, the Term SOFR Rate applicable to such SOFR Interest Accrual Period for such Advance, in each case except as otherwise provided in the definition of SOFR Interest Accrual Period or in Sections 3.03 or 3.04. By (x) 11:00 a.m. (Eastern time) on the second Business Day preceding each Quarterly Calculation Date, each Funding Agent shall notify the Administrative Agent of the applicable CP Rate for each Advance made by its Investor Group that was funded or maintained through the issuance of Commercial Paper and was outstanding during all or any portion of the Interest Accrual Period ending immediately prior to such Quarterly Calculation Date and (y) 3:00 p.m. (Eastern time) on the second Business Day preceding each Quarterly Calculation Date, the Administrative Agent shall notify the Master Issuer, the Manager, the Trustee, the Servicer and the Funding Agents of such applicable CP Rate and of the applicable interest rate for each other Advance for such Interest Accrual Period and of the amount of interest accrued on Advances during such Interest Accrual Period.

(b) With respect to any Advance (other than one funded or maintained by a Conduit Investor through the issuance of Commercial Paper), so long as no Potential Rapid Amortization Event, Rapid Amortization Period or Event of Default has commenced and is continuing, the Master Issuer may elect that such Advance bear interest at the Term SOFR Rate for any SOFR Interest Accrual Period (which shall be a period with a term of, at the election of the Master Issuer subject to the proviso in the definition of SOFR Interest Accrual Period, one month, two months, three months or six months) while such Advance is outstanding to the extent provided in Section 3.01(a) by giving notice thereof (including notice of the Master Issuer’s election of the term for the applicable SOFR Interest Accrual Period) to the Funding Agents prior to (x) in the case of an Advance that will bear interest at the Term SOFR Rate, 2:00 p.m. (Eastern time) on the date which is three (3) U.S. Government Securities Business Days prior to the commencement of such SOFR Interest Accrual Period and (y) in the case of an Advance that will

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bear interest at the Base Rate, 11:00 a.m. (Eastern time) on the date on which such Advance is to be funded. If such notice is not given in a timely manner, such Advance shall bear interest at the Base Rate. Each such conversion to or continuation of SOFR Advances for a new SOFR Interest Accrual Period in accordance with this Section 3.01(b) shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

(c) Any outstanding Swingline Loans and Unreimbursed L/C Drawings shall bear interest at the Base Rate. By (x) 11:00 a.m. (Eastern time) on the second Business Day preceding each Quarterly Calculation Date, ~~the~~each Swingline Lender shall notify the Administrative Agent in reasonable detail of the amount of interest accrued on any Swingline Loans during the Interest Accrual Period ending on such date and the L/C Provider shall notify the Administrative Agent in reasonable detail of the amount of interest accrued on any Unreimbursed L/C Drawings during such Interest Accrual Period and the amount of fees accrued on any Undrawn L/C Face Amounts during such Interest Accrual Period and (y) 3:00 p.m. (Eastern time) on such date, the Administrative Agent shall notify the Servicer, the Trustee, the Master Issuer and the Manager of the amount of such accrued interest and fees as set forth in such notices.

(d) All accrued interest pursuant to Sections 3.01(a) or (c) shall be due and payable in arrears on each Quarterly Payment Date in accordance with the applicable provisions of the Indenture.

(e) In addition, under the circumstances set forth in Section 3.04 of the Series 2024-1 Supplement, the Master Issuer shall pay quarterly interest in respect of the Series 2024-1 Class A-1 Outstanding Principal Amount in an amount equal to the Series 2024-1 Class A-1 Post-Renewal Date Contingent Interest payable pursuant to such Section 3.04, subject to and in accordance with the Priority of Payments.

(f) All computations of interest at the CP Rate and the Term SOFR Rate, all computations of Series 2024-1 Class A-1 Post-Renewal Date Contingent Interest (other than any accruing on any Base Rate Advances) and all computations of fees shall be made on the basis of a year of 360 days and the actual number of days elapsed. All computations of interest at the Base Rate and all computations of Series 2024-1 Class A-1 Post-Renewal Date Contingent Interest accruing on any Base Rate Advances shall be made on the basis of a 360- (or 360-, as applicable) day year and actual number of days elapsed. Whenever any payment of interest, principal or fees hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, unless specified otherwise in the Indenture, and such extension of time shall be included in the computation of the amount of interest owed. Interest shall accrue on each Advance, Swingline Loan and Unreimbursed L/C Drawing from and including the day on which it is made to but excluding the date of repayment thereof.

(g) For purposes of the Series 2024-1 Class A-1 Notes, “SOFR Interest Accrual Period” means a period commencing on and including the day that is two (2) Business Days prior to a Quarterly Calculation Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Quarterly Calculation Date.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 3.02 Fees.

(a) The Master Issuer shall pay to the Administrative Agent for its own account the Administrative Agent Fees (as defined in the Series 2024-1 Class A-1 VFN Fee Letter, collectively, the “Administrative Agent Fees”) in accordance with the terms of the Series 2024-1 Class A-1 VFN Fee Letter and subject to the Priority of Payments.

(b) On each Quarterly Payment Date on or prior to the Commitment Termination Date, the Master Issuer shall, in accordance with Section 4.01, pay to each Funding Agent, for the account of the related Committed Note Purchaser(s), the Undrawn Commitment Fees (as defined in the Series 2024-1 Class A-1 VFN Fee Letter, the “Undrawn Commitment Fees”) in accordance with the terms of the Series 2024-1 Class A-1 VFN Fee Letter and subject to the Priority of Payments.

(c) The Master Issuer shall pay (i) the fees required pursuant to Section 2.07 in respect of Letters of Credit and (ii) any other fees set forth in the Series 2024-1 Class A-1 VFN Fee Letter (including the Upfront Commitment Fee and any Extension Fees (each, as defined in the Series 2024-1 Class A-1 VFN Fee Letter)), subject to the Priority of Payments.

(d) All fees payable pursuant to this Section 3.02 shall be calculated in accordance with Section 3.01(f) and paid on the date due in accordance with the applicable provisions of the Indenture. Once paid, all fees shall be nonrefundable under all circumstances other than manifest error.

Section 3.03 SOFR Lending Unlawful. If any Investor or Program Support Provider shall determine that any Change in Law makes it unlawful, or any Official Body asserts that it is unlawful, for any such Person to fund or maintain any Advance as a SOFR Advance, the obligation of such Person to fund or maintain any such Advance as a SOFR Advance shall, upon such determination, forthwith be suspended until such Person shall notify the Administrative Agent, the related Funding Agent, the Manager and the Master Issuer that the circumstances causing such suspension no longer exist, and all then-outstanding SOFR Advances of such Person shall be automatically converted into Base Rate Advances at the end of the then-current SOFR Interest Accrual Period with respect thereto or sooner, if required by such law or assertion.

Section 3.04 Benchmark Replacement. If the Administrative Agent shall have determined that:

(a) Notwithstanding anything to the contrary herein or in any other Related Document, upon the occurrence of a Benchmark Transition Event, (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Related Document without any amendment to, or further action or consent of any other party to, this Agreement or any other Related Document and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Related Document at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Administrative Agent has posted such proposed amendment to the affected Investors and the Master Issuer so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from groups of Investors comprising the Required Investor Groups (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met).

(b) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Related Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Related Document.

(c) The Administrative Agent will promptly notify the Master Issuer and the Investors of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Master Issuer of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Investor (or group of Investors) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Related Document, except, in each case, as expressly required pursuant to this Section 3.04.

(d) Notwithstanding anything to the contrary herein or in any other Related Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such unadjusted Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “SOFR Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “SOFR Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e) Upon the Master Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Master Issuer may revoke any pending request for a borrowing of, conversion to or continuation of any SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Master Issuer will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 3.05 Increased Costs, etc. The Master Issuer agrees to reimburse each Investor and any Program Support Provider (each, an “Affected Person”, which term, for purposes of Sections 3.07, 3.08 and 3.09, shall also include the Swingline ~~Lender~~Lenders and the L/C Issuing Bank) for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person’s capital, in respect of funding or maintaining (or of its obligation to fund or maintain) any Advances that arise in connection with any Change in Law, except for any Change in Law with respect to increased capital costs and Taxes which shall be governed by Sections 3.07 and 3.08, respectively (whether or not amounts are payable thereunder in respect thereof). For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof. Each such demand shall be provided to the related Funding Agent and the Master Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount of return. Such additional amounts (“Increased Costs”) shall be deposited into the Collection Account by the Master Issuer within seven (7) Business Days of receipt of such notice to be payable as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, to the Administrative Agent and by the Administrative Agent to such Funding Agent and by such Funding Agent directly to such Affected Person, and such notice shall, in the absence of manifest error, be conclusive and binding on the Master Issuer; provided that with respect to any notice given to the Master Issuer under this Section 3.05, the Master Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such demand if the relevant Affected Person knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions in the rate of return (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 3.06 Funding Losses. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to fund or maintain any portion of the principal amount of any Advance as a SOFR Advance) as a result of:

(a) any conversion, repayment, prepayment or redemption (for any reason, including, without limitation, as a result of any Mandatory Decrease or Voluntary Decrease, or the acceleration of the maturity of such SOFR Advance) of the principal amount of any SOFR Advance on a date other than the scheduled last day of the SOFR Interest Accrual Period applicable thereto;

(b) any Advance not being funded or maintained as a SOFR Advance after a request therefor has been made in accordance with the terms contained herein (for a reason other than the failure of such Affected Person to make an Advance after all conditions thereto have been met); or

(c) any failure of the Master Issuer to make a Mandatory Decrease or a Voluntary Decrease, prepayment or redemption with respect to any SOFR Advance after giving notice thereof pursuant to the applicable provisions of the Series 2024-1 Supplement;

then, upon the written notice of any Affected Person to the related Funding Agent and the Master Issuer, the Master Issuer shall deposit into the Collection Account (within seven (7) Business Days of receipt of such notice) to be payable as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, to the Administrative Agent and by the Administrative Agent to such Funding Agent and such Funding Agent shall pay directly to such Affected Person such amount (“Breakage Amount” or “Series 2024-1 Class A-1 Breakage Amount”) as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense; provided that with respect to any notice given to the Master Issuer under this Section 3.06, the Master Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such demand if the relevant Affected Person knew or could reasonably have been expected to know of the circumstances giving rise to such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Master Issuer.

Section 3.07 Increased Capital or Liquidity Costs. If any Change in Law affects or would affect the amount of capital or liquidity required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person determines in its sole and absolute discretion that the rate of return on its or such controlling Person’s capital as a consequence of its commitment hereunder or under a Program Support Agreement or the Advances, Swingline Loans or Letters of Credit made or issued by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person (or in the case of an L/C Issuing Bank, by the L/C Provider) to the related Funding Agent and the Master Issuer (or, in the case of ~~the~~any Swingline Lender or the L/C Provider, to the Master Issuer), the Master Issuer shall deposit into the Collection Account within seven (7) Business Days of the Master Issuer’s receipt of such

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

notice, to be payable as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, to the Administrative Agent and by the Administrative Agent to such Funding Agent (or, in the case of ~~the~~any Swingline Lender or the L/C Provider, directly to such Person) and such Funding Agent shall pay to such Affected Person, such amounts (“Increased Capital Costs”) as will be sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return; provided that with respect to any notice given to the Master Issuer under this Section 3.07, the Master Issuer shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such demand if the relevant Affected Person knew or could reasonably have been expected to know of the Change in Law (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Master Issuer. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions. For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof.

Section 3.08 Taxes.

(a) Except as otherwise required by law, all payments by the Master Issuer of principal of, and interest on, the Advances, the Swingline Loans and the L/C Obligations and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction or withholding for or on account of any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges in the nature of a tax imposed by any taxing authority including all interest, penalties or additions to tax and other liabilities with respect thereto (all such taxes, fees, duties, withholdings and other charges, and including all interest, penalties or additions to tax and other liabilities with respect thereto, being called “Taxes”), but excluding in the case of any Affected Person (i) net income, franchise (imposed in lieu of net income) or similar Taxes (and including branch profits or alternative minimum Taxes) and any other Taxes imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such Taxes (or any political subdivision or taxing authority thereof or therein) (other than any such connection arising solely from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Related Document), (ii) with respect to any Affected Person organized under the laws of a jurisdiction other than the United States or any state of the United States (“Foreign Affected Person”), any withholding Tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from the Master Issuer with respect to withholding Tax, (iii) with respect to

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

any Affected Person, any Taxes imposed under FATCA, (iv) any backup withholding Tax and (v) with respect to any Affected Person, any Taxes imposed as a result of such Affected Person’s failure to comply with Section 3.08(d) (such Taxes not excluded by (i), (ii), (iii) and (iv) above being called “Non-Excluded Taxes”). If any Taxes are imposed and required by law to be withheld or deducted from any amount payable by the Master Issuer hereunder to an Affected Person, then, if such Taxes are Non-Excluded Taxes, (x) the amount of the payment shall be increased so that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount equal to the sum that would have been received by the Affected Person had no such deduction or withholding been required and (y) the Master Issuer shall withhold the amount of such Taxes from such payment (as increased, if applicable, pursuant to the preceding clause (x)) and shall pay such amount, subject to and in accordance with the Priority of Payments, to the taxing authority imposing such Taxes in accordance with applicable law.

(b) Moreover, if any Non-Excluded Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person from the Master Issuer or otherwise in respect of any Related Document or the transactions contemplated therein, such Affected Person may pay such Non-Excluded Taxes and the Master Issuer will, within fifteen (15) Business Days of the related Funding Agent’s and Master Issuer’s receipt of written notice stating the amount of such Non-Excluded Taxes (including the calculation thereof in reasonable detail), deposit into the Collection Account, to be distributed as Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, to the Administrative Agent and by the Administrative Agent to such Funding Agent and by such Funding Agent directly to such Affected Persons, such additional amounts (collectively, “Increased Tax Costs,” which term shall include all amounts payable by or on behalf of the Master Issuer pursuant to this Section 3.08) as is necessary in order that the net amount received by such Affected Person after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such Increased Tax Costs) shall equal the amount such Person would have retained had no such Non-Excluded Taxes been asserted. Any amount payable to an Affected Person under this Section 3.08 shall be reduced by, and Increased Tax Costs shall not include, the amount of incremental damages (including Taxes) due or payable by the Master Issuer as a direct result of such Affected Person’s failure to demand from the Master Issuer additional amounts pursuant to this Section 3.08 within 180 days from the date on which the related Non-Excluded Taxes were incurred.

(c) As promptly as practicable after the payment of any Taxes, and in any event within thirty (30) days of any such payment being due, the Master Issuer shall furnish to each applicable Affected Person or its agents a certified copy of an official receipt (or other documentary evidence satisfactory to such Affected Person and agents) evidencing the payment of such Taxes.

(d) Each Affected Person, on or prior to the date it becomes a party to this Agreement (and from time to time thereafter as soon as practicable after the obsolescence or invalidity of any form or document previously delivered or within a reasonable period of time following a written request by the Master Issuer), shall deliver to the Master Issuer and the Administrative Agent a U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY or Form W-9, as applicable, or applicable successor form, or such other forms or documents (or successor forms or documents), appropriately completed and executed, as

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

may be applicable, as will permit the Master Issuer or the Administrative Agent to establish the extent to which a payment to such Affected Person is exempt from, or eligible for a reduced rate of, United States federal withholding Taxes (including withholding pursuant to FATCA) and to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Promptly following the receipt of a written request by the Master Issuer or the Administrative Agent, each Affected Person shall deliver to the Master Issuer and the Administrative Agent any other forms or documents (or successor forms or documents), appropriately completed and executed, as may be applicable to establish the extent to which a payment to such Affected Person is exempt from withholding or deduction of Non-Excluded Taxes other than United States federal withholding Taxes, including but not limited to, such information necessary to claim the benefits of the exemption for portfolio interest under section 881(c) of the Code. The Master Issuer and the Administrative Agent (or other withholding agent selected by the Master Issuer) may rely on any form or document provided pursuant to this Section 3.08(d) until notified otherwise by the Affected Person that delivered such form or document. Notwithstanding anything to the contrary, no Affected Person shall be required to deliver any documentation that it is not legally eligible to deliver as a result of a change in applicable law after the time the Affected Person becomes a party to this Agreement (or designates a new lending office).

(e) The Administrative Agent, Trustee, Paying Agent or any other withholding agent may deduct and withhold any Taxes required by any laws to be deducted and withheld from any payments pursuant to this Agreement.

(f) If any Governmental Authority asserts that the Master Issuer or the Administrative Agent or other withholding agent did not properly withhold or backup withhold, as the case may be, any Taxes from payments made to or for the account of any Affected Person, then to the extent such improper withholding or backup withholding was directly caused by such Affected Person’s actions or inactions, such Affected Person shall indemnify the Master Issuer, Trustee, Paying Agent and the Administrative Agent for any Taxes imposed by any jurisdiction on the amounts payable to the Master Issuer and the Administrative Agent under this Section 3.08, and costs and expenses (including attorney costs) of the Master Issuer, Trustee, Paying Agent and the Administrative Agent. The obligation of the Affected Persons, severally, under this Section 3.08 shall survive any assignment of rights by, or the replacement of, an Affected Person or the termination of the aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

(g) Prior to the Closing Date, the Administrative Agent shall provide the Master Issuer with a properly executed and completed U.S. Internal Revenue Service Form W-8IMY or W-9, as appropriate.

(h) If an Affected Person determines, in its sole reasonable discretion, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified pursuant to this Section 3.08 or as to which it has been paid additional amounts pursuant to this Section 3.08, it shall promptly notify the Master Issuer and the Manager in writing of such refund and shall, within 30 days after receipt of a written request from the Master Issuer, pay over such refund to the Master Issuer (but only to the extent of indemnity payments made or additional amounts paid to such Affected Person under this Section 3.08 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses (including the net amount of Taxes, if any, imposed

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

on or with respect to such refund or payment) of the Affected Person and without interest (other than any interest paid by the relevant taxing authority that is directly attributable to such refund of such Non-Excluded Taxes); provided that the Master Issuer, immediately upon the request of the Affected Person to the Master Issuer (which request shall include a calculation in reasonable detail of the amount to be repaid) agrees to repay the amount of the refund (and any applicable interest) (plus any penalties, interest or other charges imposed by the relevant taxing authority with respect to such amount) to the Affected Person in the event the Affected Person or any other Person is required to repay such refund to such taxing authority. This Section 3.08 shall not be construed to require the Affected Person to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the Master Issuer or any other Person.

Section 3.09 Change of Lending Office. Each Committed Note Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.05 or 3.07 or the payment of additional amounts under Sections 3.08(a) or (b), in each case with respect to an Affected Person in such Committed Note Purchaser’s Investor Group, it will, if requested by the Master Issuer, use reasonable efforts (subject to overall policy considerations of such Committed Note Purchaser) to designate, or cause the designation of, another lending office for any Advances affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Committed Note Purchaser, cause such Committed Note Purchaser and its lending office(s) or the related Affected Person to suffer no economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 3.09 shall affect or postpone any of the obligations of the Master Issuer or the rights of any Committed Note Purchaser pursuant to Sections 3.05, 2.07 and 3.10. If a Committed Note Purchaser notifies the Master Issuer in writing that such Committed Note Purchaser will be unable to designate, or cause the designation of, another lending office, the Master Issuer may replace every member (but not any subset thereof) of such Committed Note Purchaser’s entire Investor Group by giving written notice to each member of such Investor Group and the Administrative Agent designating one or more Persons that are willing and able to purchase each member of such Investor Group’s rights and obligations under this Agreement for a purchase price that, with respect to each such member of such Investor Group, shall equal the amount owed to each such member of such Investor Group with respect to the Series 2024-1 Class A-1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2024-1 Class A-1 Advance Notes or otherwise). Upon receipt of such written notice, each member of such Investor Group shall assign its rights and obligations under this Agreement pursuant to and in accordance with Sections 9.17(a), (b) and (c), as applicable, in consideration for such purchase price and at the reasonable expense of the Master Issuer (including, without limitation, the reasonable documented fees and out-of-pocket expenses of counsel to each such member); provided, however, that no member of such Investor Group shall be obligated to assign any of its rights and obligations under this Agreement if the purchase price to be paid to such member is not at least equal to the amount owed to such member with respect to the Series 2024-1 Class A-1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2024-1 Class A-1 Advance Notes or otherwise).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 3.10 Reaffirmation. The Master Issuer and each Guarantor (including those that that become party hereto after the date hereof), in its respective capacity as the Master Issuer, a Guarantor, debtor, obligor, grantor, pledgor, assignor, or other similar capacity in which such party acts as direct or indirect, or primary or secondary, obligor, accommodation party or guarantor or grants liens or security interests in or to its properties hereunder or under any other Related Document, hereby acknowledges and agrees to be bound by the provisions of Section 3.07 (including, without limitation, the implementation from time to time of any Benchmark Replacement and any Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any Conforming Changes: (i) its Obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (ii) its grant of a guarantee, pledge, assignment or any other accommodation, lien or security interests in or to its properties relating to this Agreement or any other Related Document shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (iii) the Related Documents and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired. In addition, each of the Master Issuer and each Guarantor hereby fully waives any requirements to notify the Master Issuer or such Guarantor, as applicable, of any Conforming Changes (except as expressly provided in Section 3.10). From time to time, the Master Issuer and each Guarantor shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of Section 3.07, or of renewing, continuing, reaffirming or ratifying the rights of Administrative Agent, and the other Secured Parties with respect to the Master Issuer’s or Guarantor’s obligations or the Collateral.

ARTICLE IV

OTHER PAYMENT TERMS

Section 4.01 Time and Method of Payment (Amounts Distributed by the Administrative Agent). Except as otherwise provided in Section 4.02, all amounts payable to any Funding Agent or Investor hereunder or with respect to the Series 2024-1 Class A-1 Advance Notes shall be made to the Administrative Agent for the benefit of the applicable Person, by wire transfer of immediately available funds in Dollars not later than 3:00 p.m. (Eastern time) on the date due. The Administrative Agent will promptly, and in any event by 5:00 p.m. (Eastern time) on the same Business Day as its receipt or deemed receipt of the same, distribute to the applicable Funding Agent for the benefit of the applicable Person, or upon the order of the applicable Funding Agent for the benefit of the applicable Person, its pro rata share (or other applicable share as provided herein) of such payment by wire transfer in like funds as received.

Except as otherwise provided in Section 2.07 and Section 4.02, all amounts payable to ~~the~~any Swingline Lender or the L/C Provider hereunder or with respect to the Swingline Loans and L/C Obligations shall be made to or upon the order of ~~the~~such Swingline Lender or the L/C Provider, respectively, by wire transfer of immediately available funds in Dollars not later than 3:00 p.m. (Eastern time) on the date due. Any funds received after that time on such date will be deemed to have been received on the next Business Day.

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The Master Issuer’s obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Master Issuer to the Administrative Agent as provided herein or by the Trustee or Paying Agent in accordance with Section 4.02, whether or not such funds are properly applied by the Administrative Agent or by the Trustee or Paying Agent. The Administrative Agent’s obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Administrative Agent to the applicable Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.

Section 4.02 Order of Distributions (Amounts Distributed by the Trustee or the Paying Agent). (a) Subject to Section 9.18(c)(ii), any amounts deposited into the Series 2024-1 Class A-1 Distribution Account (including amounts in respect of accrued interest, letter of credit fees or undrawn commitment fees but excluding amounts allocated for the purpose of reducing the Series 2024-1 Class A-1 Outstanding Principal Amount) shall be distributed by the Trustee or the Paying Agent, as applicable, on the date due and payable under the Indenture and in the manner provided therein, ratably to the Series 2024-1 Class A-1 Noteholders of record on the applicable Record Date in respect of the amounts due to such payees at each applicable level of the Priority of Payments, in accordance with the applicable Quarterly Noteholders’ Report or the written report provided to the Trustee pursuant to Section 2.02(b) of the Series 2024-1 Supplement, as applicable.

(b) Subject to Section 9.18(c)(ii), any amounts deposited into the Series 2024-1 Class A-1 Distribution Account for the purpose of reducing the Series 2024-1 Class A-1 Outstanding Principal Amount shall be distributed by the Trustee or the Paying Agent, as applicable, on the date due and payable under the Indenture and in the manner provided therein, to the Series 2024-1 Class A-1 Noteholders of record on the applicable Record Date, in the following order of priority (which the Master Issuer shall cause to be set forth in the applicable Quarterly Noteholders’ Report or the written report provided to the Trustee pursuant to Section 2.02(b) of the Series 2024-1 Supplement, as applicable): first, to the Swingline ~~Lender~~Lenders, pro rata and pari passu, and the L/C Provider in respect of outstanding Swingline Loans and Unreimbursed L/C Drawings, to the extent Unreimbursed Drawings cannot be reimbursed pursuant to Section 2.08, ratably in proportion to the respective amounts due to such payees; second, to the other Series 2024-1 Class A-1 Noteholders in respect of their outstanding Advances, ratably in proportion thereto; and, third, any balance remaining of such amounts (up to an aggregate amount not to exceed the amount of Undrawn L/C Face Amounts at such time) shall be paid to the L/C Provider, to be deposited by the L/C Provider into a cash collateral account in the name of the L/C Provider in accordance with Section 4.03(b).

(c) Any amounts distributed to the Administrative Agent pursuant to the Priority of Payments in respect of any other amounts related to the Class A-1 Notes shall be distributed by the Administrative Agent in accordance with Section 4.01 on the date such amounts are due and payable hereunder to the applicable Series 2024-1 Class A-1 Noteholders and/or the Administrative Agent for its own account, as applicable, ratably in proportion to the respective aggregate of such amounts due to such payees.

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Section 4.03 L/C Cash Collateral. (a) If (i) as of five (5) Business Days prior to the Commitment Termination Date, any Undrawn L/C Face Amounts remain in effect, the Master Issuer shall either (i) provide cash collateral (in an aggregate amount equal to the amount of Undrawn L/C Face Amounts at such time, to the extent that such amount of cash collateral has not been provided pursuant to Sections 4.02(b) or 9.18(c)(ii)) to the L/C Provider, to be deposited by the L/C Provider into a cash collateral account in the name of the L/C Provider in accordance with Section 4.03(b) or (ii) make other arrangements with respect thereto as may be satisfactory to the L/C Provider in its sole and absolute discretion.

(b) All amounts to be deposited in a cash collateral account pursuant to Section 4.02(b), Section 4.03(a) or Section 9.18(c)(ii) shall be held by the L/C Provider as collateral to secure the Master Issuer’s Reimbursement Obligations with respect to any outstanding Letters of Credit. The L/C Provider shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposit in Eligible Investments, which investments shall be made at the written direction, and at the risk and expense, of the Master Issuer (provided that if an Event of Default has occurred and is continuing, such investments shall be made solely at the option and sole discretion of the L/C Provider), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account and all Taxes on such amounts shall be payable by the Master Issuer. Moneys in such account shall automatically be applied by such L/C Provider to reimburse it for any Unreimbursed L/C Drawings. Upon expiration of all then-outstanding Letters of Credit and payment in full of all Unreimbursed L/C Drawings, any balance remaining in such account shall be paid over (i) if the Base Indenture and any Series Supplement remain in effect, to the Trustee to be deposited into the Collection Account and distributed in accordance with the terms of the Base Indenture and (ii) otherwise to the Master Issuer; provided that, upon an Investor ceasing to be a Defaulting Investor in accordance with Section 9.18(d), any amounts of cash collateral provided pursuant to Section 9.18(c)(ii) upon such Investor becoming a Defaulting Investor shall be released and applied as such amounts would have been applied had such Investor not become a Defaulting Investor.

Section 4.04 Alternative Arrangements with Respect to Letters of Credit. Notwithstanding any other provision of this Agreement or any Related Document, a Letter of Credit (other than an Interest Reserve Letter of Credit) shall cease to be deemed outstanding for all purposes of this Agreement and each other Related Document if and to the extent that provisions, in form and substance satisfactory to the L/C Provider (and, if the L/C Provider is not the L/C Issuing Bank with respect to such Letter of Credit, the L/C Issuing Bank) in its sole and absolute discretion, have been made with respect to such Letter of Credit such that the L/C Provider (and, if applicable, the L/C Issuing Bank) has agreed in writing, with a copy of such agreement delivered to the Administrative Agent, the Control Party, the Trustee and the Master Issuer, that such Letter of Credit shall be deemed to be no longer outstanding hereunder, in which event such Letter of Credit shall cease to be a “Letter of Credit” as such term is used herein and in the Related Documents.

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ARTICLE V

THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS

Section 5.01 Authorization and Action of the Administrative Agent. Each of the Lender Parties and the Funding Agents hereby designates and appoints Coöperatieve Rabobank U.A., New York Branch, as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender Party or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Lender Parties and the Funding Agents and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Master Issuer or any of its successors or assigns. The provisions of this Article (other than the rights of the Master Issuer set forth in Section 5.07) are solely for the benefit of the Administrative Agent, the Lender Parties and the Funding Agents, and the Master Issuer shall not have any rights as a third-party beneficiary of any such provisions. The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, exposes the Administrative Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2024-1 Class A-1 Notes and all other amounts owed by the Master Issuer hereunder to the Administrative Agent, all members of the Investor Groups, the Swingline ~~Lender~~Lenders and the L/C Provider (the “Aggregate Unpaids”) and termination in full of all Commitments and the Swingline Commitment and the L/C Commitment.

Section 5.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Article shall apply to any such agents or attorneys-in-fact and shall apply to their respective activities as Administrative Agent. The Administrative Agent shall not be responsible for the actions of any agents or attorneys-in-fact selected by it in good faith.

Section 5.03 Exculpatory Provisions. None of the Administrative Agent or any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment), or (b) responsible in any manner to any Lender Party or any Funding Agent for any recitals, statements, representations or warranties made by the Master Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Master Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. The Administrative Agent shall not be under

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any obligation to any Investor or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Master Issuer. The Administrative Agent shall not be deemed to have knowledge of any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default unless the Administrative Agent has received notice in writing of such event from the Master Issuer, any Lender Party or any Funding Agent.

Section 5.04 Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Master Issuer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Lender Party or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Lender Party or any Funding Agent; provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Lender Parties and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Investor Groups and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender Parties and the Funding Agents.

Section 5.05 Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Lender Parties and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Master Issuer, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Lender Parties and the Funding Agents represents and warrants to the Administrative Agent that it has and will, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Master Issuer and made its own decision to enter into this Agreement.

Section 5.06 The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Master Issuer or any Affiliate of the Master Issuer as though the Administrative Agent were not the Administrative Agent hereunder.

Section 5.07 Successor Administrative Agent; Defaulting Administrative Agent.

(a) The Administrative Agent may, upon 30 days' notice to the Master Issuer and each of the Lender Parties and the Funding Agents, and the Administrative Agent shall, upon the direction of Investor Groups holding 100% of the Commitments (excluding any Commitments held by Defaulting Investors), resign as Administrative Agent. If the Administrative Agent shall resign, then the Required Investor Groups (excluding any Commitments held by the resigning

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Administrative Agent or its Affiliates, and if all Commitments are held by the resigning Administrative Agent or its Affiliates, then the Master Issuer), during such 30-day period, shall appoint a successor administrative agent, subject to the consent of (i) the Master Issuer, at all times other than while an Event of Default has occurred and is continuing (which consent of the Master Issuer shall not be unreasonably withheld or delayed) and (ii) the Control Party (which consent of the Control Party shall not be unreasonably withheld or delayed); provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(a). If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30-day period, then, effective upon the expiration of such 30-day period, the Master Issuer shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2024-1 Class A-1 VFN Fee Letter) directly to the Funding Agents or the Swingline ~~Lender~~Lenders or the L/C Provider, as applicable, and the Master Issuer for all purposes shall deal directly with the Funding Agents or the Swingline ~~Lender~~Lenders or the L/C Provider, as applicable, until such time, if any, as a successor administrative agent is appointed as provided above, and the Master Issuer shall instruct the Trustee in writing accordingly. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

(b) The Master Issuer may, upon the occurrence of any of the following events (any such event, a “Defaulting Administrative Agent Event”) and with the consent of the Required Investor Groups, remove the Administrative Agent and, upon such removal, the Required Investor Groups (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(b)) shall appoint a successor administrative agent, subject to the consent of (x) the Master Issuer, at all times other than while an Event of Default has occurred and is continuing (which consent of the Master Issuer shall not be unreasonably withheld or delayed) and (y) the Control Party (which consent of the Control Party shall not be unreasonably withheld or delayed): (i) an Event of Bankruptcy with respect to the Administrative Agent; (ii) if the Person acting as Administrative Agent or an Affiliate thereof is also an Investor, any other event pursuant to which such Person becomes a Defaulting Investor; (iii) the failure by the Administrative Agent to pay or remit any funds required to be remitted when due (in each case, if amounts are available for payment or remittance in accordance with the terms of this Agreement for application to the payment or remittance thereof) which continues for two (2) Business Days after such funds were required to be paid or remitted; (iv) any representation, warranty, certification or statement made by the Administrative Agent under this Agreement or in any agreement, certificate, report or other document furnished by the Administrative Agent proves to have been false or misleading in any material respect as of the time made or deemed made, and if such representation, warranty, certification or statement is susceptible of remedy in all material respects, is not remedied within thirty (30) calendar days after knowledge thereof or notice by the Master Issuer to the Administrative Agent, and if not susceptible of remedy in all material respects, upon notice by the Master Issuer to the Administrative Agent or (v) any act constituting the gross negligence or willful misconduct of the Administrative Agent. If for any reason no successor Administrative Agent is appointed by the Investor Groups within 30 days of the Administrative Agent’s removal pursuant to the immediately preceding sentence, then, effective upon the expiration of such 30-day period, the Master Issuer shall make all payments in respect of the Aggregate Unpaids or under any fee

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letter delivered in connection herewith (including, without limitation, the Series 2024-1 Class A-1 VFN Fee Letter) directly to the Funding Agents or the Swingline ~~Lender~~Lenders or the L/C Provider, as applicable, and the Master Issuer for all purposes shall deal directly with the Funding Agents or the Swingline ~~Lender~~Lenders or the L/C Provider, as applicable, until such time, if any, as a successor administrative agent is appointed as provided above, and the Master Issuer shall instruct the Trustee in writing accordingly. After any Administrative Agent’s removal hereunder as Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

(c) If a Defaulting Administrative Agent Event has occurred and is continuing, the Master Issuer may make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2024-1 Class A-1 VFN Fee Letter) directly to the Funding Agents or the Swingline ~~Lender~~Lenders or the L/C Provider, as applicable, and the Master Issuer for all purposes may deal directly with the Funding Agents or the Swingline ~~Lender~~Lenders or the L/C Provider, as applicable.

Section 5.08 Authorization and Action of Funding Agents. Each Investor is hereby deemed to have designated and appointed its related Funding Agent set forth next to such Investor’s name on Schedule I (or identified as such Investor’s Funding Agent pursuant to any applicable Assignment and Assumption Agreement or Investor Group Supplement) as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Master Issuer, any of its successors or assigns or any other Person. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Funding Agents hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids of the Investor Groups and the termination in full of all the Commitments.

Section 5.09 Delegation of Duties. Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it in good faith.

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Section 5.10 Exculpatory Provisions. Each Funding Agent and its Affiliates, and each of their directors, officers, agents or employees shall not be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by the Master Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Master Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. Each Funding Agent shall not be under any obligation to the related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Master Issuer. Each Funding Agent shall not be deemed to have knowledge of any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default unless such Funding Agent has received notice of such event from the Master Issuer or any member of the related Investor Group.

Section 5.11 Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel (including, without limitation, counsel to the Master Issuer), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group; provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon the related Investor Group.

Section 5.12 Non-Reliance on the Funding Agent and Other Purchasers. The related Investor Group expressly acknowledges that its Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has not made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including, without limitation, any review of the affairs of the Master Issuer, shall be deemed to constitute any representation or warranty by such Funding Agent. The related Investor Group represents and warrants to such Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Master Issuer and made its own decision to enter into this Agreement.

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Section 5.13 The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Master Issuer or any Affiliate of the Master Issuer as though such Funding Agent were not a Funding Agent hereunder.

Section 5.14 Successor Funding Agent. Each Funding Agent will, upon the direction of the related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of the related Investor Group as a successor funding agent (it being understood that such resignation shall not be effective until such successor is appointed). After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.

Section 5.15 Erroneous Payments.

(a) If the Administrative Agent (x) notifies an Investor or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender Party or any Person who has received funds on behalf of a Lender Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent

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(or any of its Affiliates), or (z) that such Lender Party or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 5.15(b).

(c) Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Related Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender Party shall be deemed to have assigned its Advances (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Master Issuer) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender Party shall become a Lender Party, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender Party shall cease to be a Lender Party hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender Party and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender Party shall be reduced by the net

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender Party (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender Party and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender Party under the Related Documents with respect to each Erroneous Payment Return Deficiency.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Master Issuer or Guarantors, except, in each case, to the extent (i) such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Master Issuer or any Guarantor for the purpose of paying any Obligations and (ii) such Erroneous Payment is not otherwise returned to the Master Issuer or such Guarantor.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine or defense.

(g) Each party’s obligations, agreements and waivers under this Section 5.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender Party, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Related Document.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 The Master Issuer and Guarantors. The Master Issuer and the Guarantors jointly and severally represent and warrant to the Administrative Agent and each Lender Party, as of the date of this Agreement, as of the Closing Date and as of the date of each Advance made hereunder, that:

(a) each of their representations and warranties made in favor of the Trustee or the Noteholders in the Indenture and the other Related Documents (other than a Related Document relating solely to a Series of Notes other than the Series 2024-1 Notes) is true and correct (i) if not qualified as to materiality or Material Adverse Effect, in all material respects and (ii) if qualified as to materiality or Material Adverse Effect, in all respects, as of the date originally made, as of the date hereof and as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing;

(c) neither they nor or any of their Affiliates, have, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Series 2024-1 Class A-1 Notes under the 1933 Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided that no representation or warranty is made with respect to the Lender Parties and their Affiliates; and neither the Master Issuer nor any of its Affiliates has entered into any contractual arrangement with respect to the distribution of the Series 2024-1 Class A-1 Notes, except for this Agreement and the other Related Documents, and the Master Issuer will not enter into any such arrangement;

(d) neither they nor any of their Affiliates have, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the 1933 Act) that is or will be integrated with the sale of the Series 2024-1 Class A-1 Notes in a manner that would require the registration of the Series 2024-1 Class A-1 Notes under the 1933 Act;

(e) assuming the representations and warranties of each Lender Party set forth in Section 6.03 are true and correct, the offer and sale of the Series 2024-1 Class A-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the 1933 Act, and the Base Indenture is not required to be qualified under the United States Trust Indenture Act of 1939, as amended;

(f) the Master Issuer has made available to the Administrative Agent and each Funding Agent true, accurate and complete copies of all other Related Documents (excluding Series Supplements and other Related Documents relating solely to a Series of Notes other than

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

the Series 2024-1 Notes) to which they are a party as of the Closing Date, all of which Related Documents are in full force and effect in all material respects as of the Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date, other than such amendments, modifications or waivers about which the Master Issuer has informed each Funding Agent, ~~the~~each Swingline Lender and the L/C Provider;

(g) no Securitization Entity is required, or will be required as a result of the making of Advances and Swingline Loans and the issuance of Letters of Credit hereunder and the use of proceeds therefrom, to register as an “investment company” under the 1940 Act;

(h) the Master Issuer is not an “investment company” as defined in Section 3(a)(1) of the 1940 Act, and therefore has no need (x) to rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or Section 3(c)(7) of the 1940 Act or (y) to be entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 10 C.F.R. 248.10(c)(8), and the Master Issuer is not a “covered fund” for purposes of the Volcker Rule;

(i) none of the Master Issuer, any Guarantor or any of their Affiliates is in violation of any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions; nor are the Master Issuer, any Guarantor or any of their Affiliates or any director, officer, employee, agent or affiliate of the Master Issuer, any Guarantor or any of their Affiliates is a Person (each such Person, a “Sanctioned Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a region, country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and Venezuela; and

(j) neither the Master Issuer nor any Guarantor is classified as an association taxable as a corporation for U.S. federal income tax purposes.

Section 6.02 The Manager. The Manager represents and warrants to the Administrative Agent and each Lender Party as of the date of this Agreement, as of the Closing Date and as of the date of each Advance made hereunder, that (i) no Manager Termination Event has occurred and is continuing and (ii) each representation and warranty made by it in any Related Document (other than a Related Document relating solely to a Series of Notes other than the Series 2024-1 Notes) to which it is a party (including any representations and warranties made by it in its capacity as Manager) is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects as of the date originally made, as of the date hereof and as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.03 Lender Parties. Each of the Lender Parties represents and warrants to the Master Issuer and the Manager as of the date hereof (or, in the case of a successor or assign of an Investor, as of the subsequent date on which such successor or assign shall become or be deemed to become a party hereto) that:

(a) it has had an opportunity to discuss the Master Issuer’s and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase of the Series 2024-1 Class A-1 Notes, with the Master Issuer and the Manager and their respective representatives;

(b) it is an “accredited investor” and “qualified institutional buyer” within the meaning of Rules 501 and 144A, respectively, under the 1933 Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2024-1 Class A-1 Notes;

(c) it is purchasing the Series 2024-1 Class A-1 Notes for its own account, or for the account of one or more “qualified institutional buyers” within the meaning of Rule 144A under the 1933 Act that meet the criteria described in clause (b) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to a distribution in violation of the 1933 Act, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the 1933 Act, or the rules and regulations promulgated thereunder, with respect to the Series 2024-1 Class A-1 Notes;

(d) it understands that (i) the Series 2024-1 Class A-1 Notes have not been and will not be registered or qualified under the 1933 Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel shall have been delivered in advance to the Master Issuer, (ii) the Master Issuer is not required to register the Series 2024-1 Class A-1 Notes under the 1933 Act or any applicable state securities laws or the securities laws of any other jurisdiction, (iii) any permitted transferee hereunder must meet the criteria in clause (b) above and (iv) any transfer must comply with the provisions of Section 2.08 of the Base Indenture, Section 4.03 of the Series 2024-1 Supplement and Section 9.03 or 9.17, as applicable, of this Agreement;

(e) it will comply with the requirements of Section 6.03(d) above in connection with any transfer by it of the Series 2024-1 Class A-1 Notes;

(f) it understands that the Series 2024-1 Class A-1 Notes will bear the legend set out in the form of Series 2024-1 Class A-1 Notes attached to the Series 2024-1 Supplement and be subject to the restrictions on transfer described in such legend;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g) it will obtain for the benefit of the Master Issuer from any purchaser of the Series 2024-1 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs; and

(h) it has executed a Purchaser’s Letter substantially in the form of Exhibit D hereto.

ARTICLE VII

CONDITIONS

Section 7.01 Conditions to Issuance and Effectiveness. Each Lender Party will have no obligation to purchase the Series 2024-1 Class A-1 Notes hereunder on the Closing Date, and the Commitments, the Swingline Commitment and the L/C Commitment will not become effective, unless:

(a) the Base Indenture, the Series 2024-1 Supplement, the Guarantee and Collateral Agreement and the other Related Documents shall be in full force and effect;

(b) on the Closing Date, the Administrative Agent shall have received a letter, in form and substance reasonably satisfactory to it, from (i) S&P stating that a long-term rating of “BBB” has been assigned to the Series 2024-1 Class A-1 Notes and (ii) KBRA stating that a long-term rating of “BBB” has been assigned to the Series 2024-1 Class A-1 Notes;

(c) that certain risk retention letter agreement from the Manager dated as of the Closing Date with respect to the EU and UK risk retention rules shall have been duly executed and delivered by the parties thereto in form and substance satisfactory to the Administrative Agent; and

(d) at the time of such issuance, the additional conditions set forth in Schedule III hereto and all other conditions to the issuance of the Series 2024-1 Class A-1 Notes under the Indenture shall have been satisfied or waived by such Lender Party.

Section 7.02 Conditions to Initial Extensions of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, the initial Borrowing hereunder, and the obligations of ~~the~~each Swingline Lender and the L/C Provider to fund the initial Swingline ~~Loan~~Loans or provide the initial Letter of Credit hereunder, respectively, shall be subject to the satisfaction of the conditions precedent that (a) each Funding Agent shall have received a duly executed and authenticated Series 2024-1 Class A-1 Advance Note registered in its name or in such other name as shall have been directed by such Funding Agent and stating that the principal amount thereof shall not exceed the Maximum Investor Group Principal Amount of the related Investor Group (or, in the case of a Series 2024-1 Class A-1 Advance Note that is an Uncertificated Note, a Confirmation of Registration with respect thereto); (b) each of ~~the~~each Swingline Lender and the L/C Provider shall have received a duly executed and authenticated Series 2024-1 Class A-1 Swingline Note or Series 2024-1 Class A-1 L/C Note, as applicable, registered in its name or in such other name as shall have been directed by it and stating that the principal amount thereof shall not exceed the Swingline Commitment or L/C Commitment, respectively (or, if either ~~the~~any initial Series 2024-1 Class A-1 Swingline Note or the initial Series 2024-1 Class A-1 L/C Note is an Uncertificated Note, a Confirmation of Registration with respect

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

thereto); (c) the Effective Date shall have occurred and (d) the Master Issuer shall have paid all fees required to be paid by it under the Related Documents on the Closing Date or the Effective Date, as applicable, including all fees required hereunder.

Section 7.03 Conditions to Each Extension of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, any Borrowing on any day (including the initial Borrowing but excluding any Borrowings to repay Swingline Loans or L/C Obligations pursuant to Sections 2.05, 2.06 or 2.08, as applicable), and the obligations of ~~the~~each Swingline Lender to fund any Swingline Loan (including the initial one) and of the L/C Provider to provide any Letter of Credit (including the initial one), respectively, shall be subject to the conditions precedent that, on the date of such funding or provision, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true (without regard to any waiver, amendment or other modification of this Section 7.03 or any definitions used herein consented to by the Control Party unless the Required Investor Groups (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 7.03) have consented to such waiver, amendment or other modification for purposes of this Section 7.03); provided, however, that if a Rapid Amortization Event has occurred and (other than in the case of Section 9.01(b)) has been declared by the Control Party pursuant to Sections 9.01(a), (b), (c), (d), or (e) of the Base Indenture, consent to such waiver, amendment or other modification from all Investors (provided that it shall not be the obligation of the Control Party to obtain such consent from the Investors) as well as the Control Party is required for purposes of this Section 7.03:

(a) (i) the representations and warranties of the Master Issuer set out in this Agreement and (ii) the representations and warranties of the Manager set out in this Agreement, in each such case, shall be true and correct (A) if qualified as to materiality or Material Adverse Effect, in all respects and (B) if not qualified as to materiality or Material Adverse Effect, in all material respects, as of the date of such funding or issuance, with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date);

(b) no Default, Event of Default, Potential Rapid Amortization Event, Cash Trapping Period or Rapid Amortization Event shall be in existence at the time of, or after giving effect to, such funding or issuance;

(c) each representation and warranty made by the Manager (in its capacity as the Manager) in the Management Agreement is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects as of the date originally made, as of the date hereof and as of the Closing Date (unless stated to related solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(d) the DSCR as calculated as of the immediately preceding Quarterly Calculation Date shall not be less than 1.50x;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e) in the case of any Borrowing, except to the extent an advance request is expressly deemed to have been delivered hereunder, the Master Issuer shall have delivered or have been deemed to have delivered to the Administrative Agent an executed advance request in the form of Exhibit A-1 hereto with respect to such Borrowing (each such request, an “Advance Request” or a “Series 2024-1 Class A-1 Advance Request”);

(f) the Senior Notes Interest Reserve Amount (including any Senior Notes Interest Reserve Account Deficiency Amount) will be funded and/or an Interest Reserve Letter of Credit will be maintained for such amount as of the date of such draw in the amounts required pursuant to the Indenture after giving effect to such draw;

(g) the Master Issuer has furnished to the Administrative Agent true, accurate and complete copies of all other Related Documents (excluding any Series Supplements and other Related Documents relating solely to a Series of Notes other than the Series 2024-1 Notes) to which the Master Issuer, the Manager or any Guarantor is a party as of the Closing Date, all of which Related Documents are in full force and effect as of the Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date;

(h) all Undrawn Commitment Fees, Administrative Agent Fees and L/C Quarterly Fees due and payable on or prior to the date of such funding or issuance shall have been paid in full; and

(i) all conditions to such extension of credit or provision specified in Sections 2.02, 2.03, 2.06 or 2.07, as applicable, shall have been satisfied.

The giving of any notice pursuant to Sections 2.03, 2.06 or 2.07, as applicable, shall constitute a representation and warranty by the Master Issuer and the Manager that all conditions precedent to such funding or provision have been satisfied or will be satisfied concurrently therewith.

ARTICLE VIII

COVENANTS

Section 8.01 Covenants. Each of the Master Issuer and the Manager, severally, covenants and agrees that, until all Aggregate Unpaids have been paid in full and all Commitments, the Swingline Commitment and the L/C Commitment have been terminated, it will:

(a) unless waived in writing by the Control Party in accordance with Section 9.07 of the Base Indenture, duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Related Document to which it is a party;

(b) not amend, modify, waive or give any approval, consent or permission under any provision of the Base Indenture or any other Related Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Base Indenture or such other Related Document, as applicable;

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) reasonably concurrent with the time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by the Master Issuer or the Manager under the Base Indenture (including, without limitation, under Sections 8.08, 8.09 and/or 8.11 thereof) or under the Series 2024-1 Supplement, provide the Administrative Agent (who shall promptly provide a copy thereof to the Lender Parties) with a copy of such report, notice or other document; provided, however, that neither the Manager nor the Master Issuer shall have any obligation under this Section 8.01(c) to deliver to the Administrative Agent copies of any Quarterly Noteholders’ Reports that relate solely to a Series of Notes other than the Series 2024-1 Notes;

(d) once per calendar year, following reasonable prior notice from the Administrative Agent (the “Annual Inspection Notice”), and during regular business hours, permit any one or more of such Administrative Agent, any Funding Agent, the Swingline Lender or the L/C Provider, or any of their respective agents, representatives or permitted assigns, at the Master Issuer’s expense, access (as a group, and not individually unless only one such Person desires such access) to the offices of the Manager, the Master Issuer and the Guarantors, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Trustee under Section 8.06 of the Base Indenture, and (ii) to visit the offices and properties of the Manager, the Master Issuer and the Guarantors for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Base Indenture, the Series 2024-1 Supplement and the other Related Documents with any of the officers or employees of, the Manager, the Master Issuer and/or the Guarantors, as applicable, having knowledge of such matters; provided, however, that upon the occurrence and continuation of a Potential Rapid Amortization Event, Rapid Amortization Event, Cash Trapping Period, Default or Event of Default, the Administrative Agent, any Funding Agent, ~~the~~any Swingline Lender or the L/C Provider, or any of their respective agents, representatives or permitted assigns, at the Master Issuer’s expense may do any of the foregoing at any time during normal business hours and without advance notice; provided, further, that, in addition to any visits made pursuant to provision of an Annual Inspection Notice or during the continuation of a Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default, the Administrative Agent, any Funding Agent, ~~the~~any Swingline Lender or the L/C Provider, or any of their respective agents, representatives or permitted assigns, at their own expense, may do any of the foregoing at any time during normal business hours following reasonable prior notice with respect to the business of the Master Issuer and/or the Guarantors; and provided, further, that the Funding Agents, the Swingline ~~Lender~~Lenders and the L/C Provider will be permitted to provide input to the Administrative Agent with respect to the timing of delivery, and content, of the Annual Inspection Notice;

(e) not take, or cause to be taken, any action, including, without limitation, acquiring any Margin Stock, that could cause the transactions contemplated by the Related Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof;

(f) not permit any amounts owed with respect to the Series 2024-1 Class A-1 Notes to be secured, directly or indirectly, by any Margin Stock in a manner that would violate the

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof;

(g) promptly provide such additional financial and other information with respect to the Related Documents (other than Series Supplements and Related Documents relating solely to a Series of Notes other than the Series 2024-1 Notes), the Master Issuer, the Manager or the Guarantors as the Administrative Agent may from time to time reasonably request;

(h) deliver to the Administrative Agent (who shall promptly provide a copy thereof to the Lender Parties), the financial statements prepared pursuant to Section 4.01 of the Base Indenture reasonably contemporaneously with the delivery of such statements under the Base Indenture;

(i) each of the Master Issuer and Manager have instituted and shall maintain in effect, and the Manager shall cause each Guarantor to institute and maintain in effect, policies and procedures reasonably designed to promote compliance by the Master Issuer, the Manager, the Guarantors, their respective subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Terrorism Laws, Anti-Corruption Laws and laws, rules, and regulations relating to Sanctions;

(j) in addition to the conditions set forth in Section 2.2(b) of the Base Indenture, for so long as the Series 2024-1 Class A-1 Notes are Outstanding, obtain the consent of the Administrative Agent to the issuance of any additional Series of Class A-1 Notes (which consent shall be deemed to have been given unless an objection is delivered to the Master Issuer within ten (10) Business Days after written notice of such proposed issuance is delivered to the Administrative Agent); and

(k) the Master Issuer shall not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, Swingline Loans or Letters of Credit, whether as Administrative Agent, L/C Provider, Swingline Lender, Committed Note Purchaser, arranger, underwriter, advisor, investor, or otherwise), or (iii) for any payments to any governmental official or employee, political party, official of apolitical party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws that may be applicable.

(l) promptly following any change in the information included in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control parties identified in part (c) or (d) of such certification, the Master Issuer and each Guarantor, as applicable, shall execute and deliver to the Administrative Agent an updated Beneficial Ownership Certification; and

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(m) promptly following any request therefor, the Master Issuer and each Guarantor, as applicable, shall deliver to the Administrative Agent all documentation and other information required by bank regulatory authorities requested by a Committed Note Purchaser for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendments. No amendment to or waiver or other modification of any provision of this Agreement, nor consent to any departure therefrom by the Manager or the Master Issuer~~, other than an amendment as set forth in Section 2.10,~~ shall in any event be effective unless the same shall be in writing and signed by the Manager, the Master Issuer and the Administrative Agent with the written consent of the Required Investor Groups (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met); provided, however, that, in addition, (i) the prior written consent of each affected Investor shall be required in connection with any amendment, modification or waiver that (x) increases the amount of the Commitment of such Investor, extends the Commitment Termination Date or the Series 2024-1 Class A-1 Notes Renewal Date, modifies the conditions to funding such Commitment or otherwise subjects such Investor to any increased or additional duties or obligations hereunder or in connection herewith (it being understood and agreed that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender Party), (y) reduces the amount or delays the timing of payment of any principal, interest, fees or other amounts payable to such Investor hereunder or (z) would have an effect comparable to any of those set forth in Section 13.02(a) of the Base Indenture that require the consent of each Noteholder or each affected Noteholder; (ii) any amendment, modification or waiver that affects the rights or duties of any of the Swingline ~~Lender~~Lenders, the L/C Provider, the Administrative Agent or the Funding Agents shall require the prior written consent of such affected Person; and (iii) the prior written consent of each Investor, ~~the~~each Swingline Lender, the L/C Provider, the Administrative Agent and each Funding Agent shall be required in connection with any amendment, modification or waiver of this Section 9.01. For purposes of any provision of any other Indenture Document relating to any vote, consent, direction or the like to be given by the Series 2024-1 Class A-1 Noteholders, such vote, consent, direction or the like shall be given by the Holders of the Series 2024-1 Class A-1 Advance Notes only and not by the Holders of any Series 2024-1 Class A-1 Swingline Notes or Series 2024-1 Class A-1 L/C Notes except to the extent that such vote, consent, direction or the like is to be given by each affected Noteholder and the Holders of any Series 2024-1 Class A-1 Swingline Notes or Series 2024-1 Class A-1 L/C Notes would be affected thereby. The Master Issuer and the Lender Parties shall negotiate any amendments, waivers, consents, supplements or other modifications to this Agreement or the other Related Documents that require the consent of the Lender Parties in good faith. Pursuant to Section 9.05(a), the Lender Parties shall be entitled to reimbursement by the Master Issuer for the reasonable expenses incurred by the Lender Parties in reviewing and approving any such amendment, waiver, consent, supplement or other modification to this Agreement or any Related Document.

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 9.02 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.03 Binding on Successors and Assigns.

(a) This Agreement shall be binding upon, and inure to the benefit of, the Master Issuer, the Manager, the Lender Parties, the Funding Agents, the Administrative Agent and their respective successors and assigns; provided, however, that neither the Master Issuer nor the Manager may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of each Lender Party (other than any Defaulting Investor); provided, further, that nothing herein shall prevent the Master Issuer from assigning its rights (but none of its duties or liabilities) to the Trustee under the Base Indenture and the Series 2024-1 Supplement; and provided, further that none of the Lender Parties may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under Section 6.03, Section 9.17 and this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement except as provided in Section 9.16.

(b) Notwithstanding any other provision set forth in this Agreement, each Investor may at any time grant to one or more Program Support Providers a participating interest in or lien on such Investor’s interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits granted to such Investor under this Agreement.

(c) In addition to its rights under Section 9.17, each Conduit Investor may at any time assign its rights in the Series 2024-1 Class A-1 Advance Notes (and its rights hereunder and under the Related Documents) to its related Committed Note Purchaser or, subject to Section 6.03 and Section 9.17(f), its related Program Support Provider or any Affiliate of any of the foregoing, in each case in accordance with the applicable provisions of the Indenture. Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, its Series 2024-1 Class A-1 Advance Note and all Related Documents to (i) its related Committed Note Purchaser, (ii) its Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including, without limitation, an insurance policy for such Conduit Investor relating to the Commercial Paper or the Series 2024-1 Class A-1 Advance Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including, without limitation, an insurance policy relating to the Commercial Paper or

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the Series 2024-1 Class A-1 Advance Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, that any such security interest or lien shall be released upon assignment of its Series 2024-1 Class A-1 Advance Note to its related Committed Note Purchaser. Each Committed Note Purchaser may assign its Commitment, or all or any portion of its interest under its Series 2024-1 Class A-1 Advance Note, this Agreement and the Related Documents to any Person to the extent permitted by Section 9.17. Notwithstanding any other provisions set forth in this Agreement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, its Series 2024-1 Class A-1 Advance Note and the Related Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board or any similar foreign entity.

Section 9.04 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 2024-1 Class A-1 Notes delivered pursuant hereto shall survive the making and the repayment of the Advances, the Swingline Loans and the Letters of Credit and the execution and delivery of this Agreement and the Series 2024-1 Class A-1 Notes and shall continue in full force and effect until all interest on and principal of the Series 2024-1 Class A-1 Notes, and all other amounts owed to the Lender Parties, the Funding Agents and the Administrative Agent hereunder and under the Series 2024-1 Supplement have been paid in full, all Letters of Credit have expired or been fully cash collateralized in accordance with the terms of this Agreement and the Commitments, the Swingline Commitment and the L/C Commitment have been terminated. In addition, the obligations of the Master Issuer and the Lender Parties under Sections 3.05, 3.06, 3.07, 3.08, 9.05, 9.10 and 9.11 shall survive the termination of this Agreement.

Section 9.05 Payment of Costs and Expenses; Indemnification.

(a) Payment of Costs and Expenses. The Master Issuer agrees to pay (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments), on the Closing Date (if invoiced at least one (1) Business Day prior to such date) or on or before seven (7) Business Days after written demand (in all other cases), all reasonable expenses of the Administrative Agent, each initial Funding Agent and each initial Lender Party (including the reasonable fees and out-of-pocket expenses of counsel to each of the foregoing, if any, as well as the fees and expenses of the Rating Agencies) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and of each other Related Document, including schedules and exhibits, whether or not the transactions contemplated hereby or thereby are consummated (“Pre-Closing Costs”), and (ii) any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed (“Amendment Expenses”). The Master Issuer further agrees to pay, subject to and in accordance with the Priority of Payments, and to hold the Administrative Agent, each Funding Agent and each Lender Party harmless from all liability for (x) any breach by the Master Issuer of its obligations under this Agreement, (y) all reasonable costs incurred by the Administrative Agent, such Funding Agent or such Lender Party in enforcing this Agreement and (z) any Non-Excluded Taxes that may be payable in connection with (1) the execution or delivery of this Agreement, (2) any Borrowing or Swingline Loan hereunder, (3) the issuance of the Series 2024-1 Class A-1 Notes, (4) any Letter of Credit hereunder or (5) any other Related Documents (“Other Post-Closing Expenses”). The Master Issuer also agrees to reimburse, subject to and in accordance with the Priority of Payments, the Administrative Agent, such Funding Agent and such Lender Party upon demand for all reasonable out-of-pocket expenses incurred by the

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Administrative Agent, such Funding Agent and such Lender Party in connection with (1) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Related Documents and (2) the enforcement of, or any waiver or amendment requested under or with respect to, this Agreement or any other Related Documents (“Out-of-Pocket Expenses”). Notwithstanding the foregoing, other than in connection with a sale or assignment pursuant to Section 9.18(a), the Master Issuer shall have no obligation to reimburse any Lender Party for any of the fees and/or expenses incurred by such Lender Party with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series 2024-1 Class A-1 Notes pursuant to Section 9.03 or Section 9.17.

(b) Indemnification of the Lender Parties. In consideration of the execution and delivery of this Agreement by the Lender Parties, the Master Issuer hereby agrees to indemnify and hold each Lender Party (each in its capacity as such and to the extent not reimbursed by the Master Issuer and without limiting the obligation of the Master Issuer to do so) and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments) from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable documented costs and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2024-1 Class A-1 Notes), including reasonable documented attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to:

(i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance, Swingline Loan or Letter of Credit;

(ii) the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties, including, for the avoidance of doubt, the consent by the Lender Parties set forth in Section 9.19; or

(iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether the Indemnified Party is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct or breach of representations set forth herein. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Master Issuer hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for special, punitive, consequential or indirect damages of any kind or for any Taxes (other than Taxes arising from any non-Tax claim) which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08 or for any transfer Taxes with respect to its sale or assignment of all or any part of its respective rights and obligations under

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this Agreement and the Series 2024-1 Class A-1 Notes pursuant to Section 9.17. The Master Issuer shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section 9.05(b).

(c) Indemnification of the Administrative Agent and each Funding Agent by the Master Issuer. In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Funding Agent, the Master Issuer hereby agrees to indemnify and hold the Administrative Agent and each Funding Agent and each of their officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments) from and against any and all actual or prospective litigation, actions, causes of action, suits, losses, liabilities and damages, and reasonable documented costs and expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2024-1 Class A-1 Notes), including reasonable documented attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Master Issuer hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(c) shall in no event include indemnification for special, punitive, consequential or indirect damages of any kind or for any Taxes (other than Taxes arising from any non-Tax claim) which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08. The Master Issuer shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this Section 9.05(c).

(d) Indemnification of the Administrative Agent and each Funding Agent by the Committed Note Purchasers. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the related Funding Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to indemnify and hold the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) and such Funding Agent and each of its officers, directors, employees and agents (collectively, the “Funding Agent Indemnified Parties,” and together with the Administrative Agent Indemnified Parties, the “Applicable Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and reasonable documented costs and expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of the Master Issuer) (irrespective of whether any such Applicable Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2024-1 Class A-1 Notes), including reasonable documented attorneys’ fees and disbursements (collectively, the “Applicable Agent Indemnified Liabilities”), incurred by the Applicable Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits

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or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Related Document by any of the Applicable Agent Indemnified Parties, except for any such Applicable Agent Indemnified Liabilities arising for the account of a particular Applicable Agent Indemnified Party by reason of the relevant Applicable Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Applicable Agent Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(d) shall in no event include indemnification for consequential or indirect damages of any kind or for any Taxes (other than Taxes arising from any non-Tax claim) which shall be covered by (or expressly excluded from) the indemnification provided in Section 3.08.

Section 9.06 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Base Indenture, the Series 2024-1 Supplement, the documents delivered pursuant to Article VII and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 9.07 Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address, e-mail address (if provided), or facsimile number set forth on Schedule II hereto, or in each case at such other address, e-mail address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by e-mail, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (so long as transmitted on a Business Day, otherwise the next succeeding Business Day) upon receipt of electronic confirmation of transmission.

Section 9.08 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

Section 9.09 Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state and local income and franchise Tax purposes, the Series 2024-1 Class A-1 Notes will be treated as evidence of indebtedness, (b) agrees to treat the Series 2024-1 Class A-1

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Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

Section 9.10 No Proceedings; Limited Recourse.

(a) The Securitization Entities. Each of the parties hereto (other than the Master Issuer), solely in its capacity as a creditor, hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the last maturing Note issued by the Master Issuer pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law, all as more particularly set forth in Section 14.13 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to this Agreement, the Series 2024-1 Supplement, the Base Indenture or any other Related Document. In the event that a Lender Party (solely in its capacity as such) takes action in violation of this Section 9.10(a), each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such Person against such Securitization Entity or the commencement of such action and raise or cause to be raised the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(a) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by a Lender Party in the assertion or defense of its claims in any such proceeding involving any Securitization Entity. The obligations of the Master Issuer under this Agreement are solely the limited liability company obligations of the Master Issuer.

(b) The Conduit Investors. Each of the parties hereto (other than the Conduit Investors), solely in its capacity as a creditor, hereby covenants and agrees that it will not, prior to the date that is one year and one day after the payment in full of the latest maturing Commercial Paper or other debt securities or instruments issued by a Conduit Investor, institute against, or join with any other Person in instituting against, such Conduit Investor, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 9.10(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from such Conduit Investor pursuant to this Agreement, the Series 2024-1 Supplement, the Base Indenture or any other Related Document. In the event that the Master Issuer, the Manager or a Lender Party (solely in its capacity as such) takes action in violation of this Section 9.10(b), such related Conduit Investor may file an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such Person against such Conduit Investor or the commencement of such action and raise or cause to be raised the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(b) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by the Master Issuer, the Manager or a Lender Party in assertion or defense of its claims in any such proceeding involving a Conduit Investor. The obligations of the

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Conduit Investors under this Agreement are solely the corporate obligations of the Conduit Investors. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including any obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, agent, director, member, affiliate or incorporator (or Person similar to an incorporator under state business organization laws) of any Conduit Investor; provided, however, nothing in this Section 9.10(b) shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have for its gross negligence or willful misconduct.

Section 9.11 Confidentiality. Each Lender Party agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Manager and the Master Issuer, other than (a) to their Affiliates, officers, directors, employees, agents and advisors, including, without limitation, legal counsel and accountants (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep it confidential), (b) to actual or prospective assignees and participants, and then only on a confidential basis (after obtaining such actual or prospective assignee’s or participant’s agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (c) as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Master Issuer or the Manager, as the case may be, has knowledge; provided that each Lender Party may disclose Confidential Information as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Master Issuer or the Manager, as the case may be, does not have knowledge if such Lender Party is prohibited by law, rule or regulation from disclosing such requirement to the Master Issuer or the Manager, as the case may be, (d) to Program Support Providers (after obtaining such Program Support Providers’ agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (e) to any Rating Agency providing a rating for any Series or Class of Notes or any Conduit Investor’s debt; (f) in connection with the exercise of any remedies hereunder or under any other Related Document or any action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder; or (g) in the course of litigation with the Master Issuer, the Manager or such Lender Party.

“Confidential Information” means information that the Master Issuer or the Manager furnishes to a Lender Party, but does not include (i) any such information that is or becomes generally available to the public other than as a result of a disclosure by a Lender Party or other Person to which a Lender Party delivered such information, (ii) any such information that was in the possession of a Lender Party prior to its being furnished to such Lender Party by the Master Issuer or the Manager or (iii) any such information that is or becomes available to a Lender Party from a source other than the Master Issuer or the Manager; provided that with respect to clauses (ii) and (iii) herein, such source is not (x) known to a Lender Party to be bound by a confidentiality agreement with the Master Issuer or the Manager, as the case may be, with respect to the information or (y) known to a Lender Party to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

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Section 9.12 GOVERNING LAW; CONFLICTS WITH INDENTURE. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW. IN THE EVENT OF ANY CONFLICTS BETWEEN THIS AGREEMENT AND THE INDENTURE, THE INDENTURE SHALL GOVERN.

Section 9.13 JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE MASTER ISSUER, EACH GUARANTOR AND THE MANAGER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 9.13 ANY PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 9.14 WAIVER OF JURY TRIAL. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

Section 9.15 Counterparts. This Agreement may be executed in any number of counterparts (which may include electronic transmission of counterparts) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument. For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means

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any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Administrative Agent is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Administrative Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Administrative Agent, including, without limitation, the risk of the Administrative Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Administrative Agent). Any requirement in this Agreement that is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Agreement, any and all communications (both text and attachments) by or from the Administrative Agent that the Administrative Agent in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Section 9.16 Third-Party Beneficiary. The Trustee, on behalf of the Secured Parties, and the Control Party are express third-party beneficiaries of this Agreement.

Section 9.17 Assignment.

(a) Subject to Sections 6.03 and 9.17(f), any Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Agreement, the Series 2024-1 Class A-1 Advance Notes and, in connection therewith, any other Related Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Master Issuer, the Swingline ~~Lender~~Lenders and the L/C Provider, to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such Committed Note Purchaser, the Master Issuer, the Swingline ~~Lender~~Lenders and the L/C Provider and delivered to the Administrative Agent; provided that no consent of the Master Issuer shall be required for (i) an assignment to another Committed Note Purchaser or any Affiliate of a Committed Note Purchaser or if a Rapid Amortization Event or an Event of Default has occurred and is continuing or (ii) a sale or

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assignment between Affiliates of a Committed Note Purchaser; provided, further, that no assignment pursuant to this Section 9.17 shall be made to a Competitor.

(b) Without limiting the foregoing, subject to Sections 6.03 and 9.17(f), each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Agreement, the Series 2024-1 Class A-1 Advance Notes and, in connection therewith, any other Related Documents to which it is a party to a Conduit Assignee with respect to such Conduit Investor, without the prior written consent of the Master Issuer. Upon such assignment by a Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Related Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Commercial Paper and/or the Series 2024-1 Class A-1 Advance Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in the other Related Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder or under the Base Indenture or under any other Related Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations, (v) all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee, (vi) the definition of the term “CP Funding Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable, funded or maintained with commercial paper issued by such Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “CP Funding Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to Commercial Paper issued by or for the benefit of such Conduit Assignee (rather than any other Conduit Investor), (vii) the defined terms and other terms and provisions of this Agreement and the other Related Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing. No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor Group as such Conduit Investor under Section 2.03 to fund any Increase not funded by such Conduit Investor or such Conduit Assignee.

(c) Subject to Sections 6.03 and 9.17(f), any Conduit Investor and the related Committed Note Purchaser(s) may at any time sell all or any part of their respective rights and obligations under this Agreement, the Series 2024-1 Class A-1 Advance Notes and, in connection therewith, any other Related Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Master Issuer, the Swingline Lender and the L/C Provider, to a multi-seller commercial paper conduit, whose commercial paper is rated at least “A-1” from S&P, “P1” from Moody’s and/or “F1” from Fitch, as applicable, and one or more financial

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institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit C (the “Investor Group Supplement” or the “Series 2024-1 Class A-1 Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including the Conduit Investor and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers, the Master Issuer, the Swingline ~~Lender~~Lenders and the L/C Provider and delivered to the Administrative Agent; provided that no consent of the Master Issuer shall be required for an assignment to another Committed Note Purchaser or any Affiliate of a Committed Note Purchaser and its related Conduit Investor or if a Rapid Amortization Event or an Event of Default has occurred and is continuing. For the avoidance of doubt, this Section 9.17(c) is intended to permit and provide for (i) assignments from a Committed Note Purchaser to a Conduit Investor in a different Investor Group and (ii) assignments from a Conduit Investor to a Committed Note Purchaser in a different Investor group, and, in each of (i) and (ii), Exhibit C shall be revised to reflect such assignments.

(d) Subject to Sections 6.03 and 9.17(f), ~~the~~any Swingline Lender may at any time assign all its rights and obligations hereunder and under ~~the~~such Swingline Lender’s Series 2024-1 Class A-1 Swingline Note, in whole but not in part, with the prior written consent of the Master Issuer and the Administrative Agent, which consent shall not be unreasonably withheld or delayed, to a financial institution pursuant to an agreement with, and in form and substance reasonably satisfactory to, the Administrative Agent and the Master Issuer, whereupon the assignor shall be released from its obligations hereunder; provided that no consent of the Master Issuer shall be required if a Rapid Amortization Event or an Event of Default has occurred and is continuing; provided, further, that the prior written consent of each Funding Agent (other than any Funding Agent with respect to which all of the Committed Note Purchasers in such Funding Agent’s Investor Group are Defaulting Investors), which consent shall not be unreasonably withheld or delayed, shall be required if such financial institution is not a Committed Note Purchaser.

(e) Subject to Sections 6.03 and 9.17(f), the L/C Provider may at any time assign all or any portion of its rights and obligations hereunder and under the Series 2024-1 Class A-1 L/C Note with the prior written consent of the Master Issuer and the Administrative Agent, which consent shall not be unreasonably withheld or delayed, to a financial institution pursuant to an agreement with, and in form and substance reasonably satisfactory to, the Administrative Agent and the Master Issuer, whereupon the assignor shall be released from its obligations hereunder to the extent so assigned; provided that no consent of the Master Issuer shall be required if a Rapid Amortization Event or an Event of Default has occurred and is continuing.

(f) Any assignment of the Series 2024-1 Class A-1 Notes shall be made in accordance with the applicable provisions of the Indenture.

Section 9.18 Defaulting Investors. (a) The Master Issuer may, at its sole expense and effort, upon notice to such Defaulting Investor and the Administrative Agent, (i) require any Defaulting Investor to sell all of its rights, obligations and commitments under this Agreement, the Series 2024-1 Class A-1 Notes and, in connection therewith, any other Related Documents to which it is a party, to an assignee; provided that (x) such assignment is made in compliance with

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Section 9.17 and (y) such Defaulting Investor shall have received from such assignee an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder or (ii) remove any Defaulting Investor as an Investor by paying to such Defaulting Investor an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder.

(b) In the event that a Defaulting Investor desires to sell all or any portion of it rights, obligations and commitments under this Agreement, the Series 2024-1 Class A-1 Notes and, in connection therewith, any other Related Documents to which it is a party, to an unaffiliated third-party assignee for an amount less than 100% (or, if only a portion of such rights, obligations and commitments are proposed to be sold, such portion) of such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder, such Defaulting Investor shall promptly notify the Master Issuer of the proposed sale (the “Sale Notice”). Each Sale Notice shall certify that such Defaulting Investor has received a firm offer from the prospective unaffiliated third party and shall contain the material terms of the proposed sale, including, without limitation, the purchase price of the proposed sale and the portion of such Defaulting Investor’s rights, obligations and commitments proposed to be sold. The Master Issuer and any of its Affiliates shall have an option for a period of three (3) Business Days from the date the Sale Notice is given to elect to purchase such rights, obligations and commitments at the same price and subject to the same material terms as described in the Sale Notice. The Master Issuer or any of its Affiliates may exercise such purchase option by notifying such Defaulting Investor before expiration of such three (3) Business Day period that it wishes to purchase all (but not a portion) of the rights, obligations and commitments of such Defaulting Investor proposed to be sold to such unaffiliated third party. If the Master Issuer or any of its Affiliates gives notice to such Defaulting Investor that it desires to purchase such rights, obligations and commitments, the Master Issuer or such Affiliate shall promptly pay the purchase price to such Defaulting Investor. If the Master Issuer or any of its Affiliates does not respond to any Sale Notice within such three (3) Business Day period, the Master Issuer and its Affiliates shall be deemed not to have exercised such purchase option.

(c) Notwithstanding anything to the contrary contained in this Agreement, if any Investor becomes a Defaulting Investor, then, until such time as such Investor is no longer a Defaulting Investor, to the extent permitted by applicable law:

(i) Such Defaulting Investor’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.

(ii) Any payment of principal, interest, fees or other amounts payable to the account of such Defaulting Investor (whether voluntary or mandatory, at maturity or otherwise) shall be applied (and the Master Issuer shall instruct the Trustee to apply such amounts) as follows: first, to the payment of any amounts owing by such Defaulting Investor to the Administrative Agent hereunder;

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second, to the payment on a pro rata basis of any amounts owing by such Defaulting Investor to the L/C Provider or the Swingline ~~Lender~~Lenders hereunder; third, to provide cash collateral to the L/C Provider in accordance with Section 4.03(b) in an amount equal to the amount of Undrawn L/C Face Amounts at such time multiplied by the Commitment Percentage of such Defaulting Investor’s Investor Group multiplied by the Committed Note Purchaser Percentage of such Defaulting Investor; fourth, as the Master Issuer may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Investor has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Master Issuer, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Investor’s potential future funding obligations with respect to Advances under this Agreement and (y) to provide cash collateral to the L/C Provider in accordance with Section 4.03(b) in an amount equal to the amount of any future Undrawn L/C Face Amounts multiplied by the Commitment Percentage of such Defaulting Investor’s Investor Group multiplied by the Committed Note Purchaser Percentage of such Defaulting Investor; sixth, to the payment of any amounts owing to the Investors, the L/C Provider or the Swingline ~~Lender~~Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Investor, the L/C Provider or ~~the~~any Swingline Lender against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Master Issuer as a result of any judgment of a court of competent jurisdiction obtained by the Master Issuer against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement; and eighth, to such Defaulting Investor or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or any extensions of credit resulting from a drawing under any Letter of Credit that has not been reimbursed as an Advance pursuant to Section 2.08(a) in respect of which such Defaulting Investor has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.03 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and extensions of credit resulting from a drawing under any Letter of Credit that has not been reimbursed as an Advance pursuant to Section 2.08(a) owed to, all non-Defaulting Investors on a pro rata basis prior to being applied to the payment of any Advances of, participations required to be purchased pursuant to Section 2.09(a) owed to, such Defaulting Investor until such time as all Advances and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Investors pro rata in accordance with the Commitments without giving effect to Section 9.18(c)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Investor that are applied (or held) to pay amounts owed by a Defaulting Investor or to post cash collateral pursuant to this Section 9.18(c)(ii)

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shall be deemed paid to and redirected by such Defaulting Investor, and each Investor irrevocably consents hereto.

(iii) All or any part of such Defaulting Investor’s participation in L/C Obligations and Swingline Loans shall be reallocated among the non-Defaulting Investors pro rata based on their Commitments (calculated without regard to such Defaulting Investor’s Commitment) but only to the extent that (x) the conditions set forth in Section 7.03 are satisfied at the time of such reallocation (and, unless the Master Issuer shall have otherwise notified the Administrative Agent at such time, the Master Issuer shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the product of any non-Defaulting Investor’s related Investor Group Principal Amount multiplied by such non-Defaulting Investor’s Committed Note Purchaser Percentage to exceed such non-Defaulting Investor’s Commitment Amount. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Investor arising from that Investor having become a Defaulting Investor, including any claim of a non-Defaulting Investor as a result of such non-Defaulting Investor’s increased exposure following such reallocation.

(iv) If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Master Issuer shall, without prejudice to any right or remedy available to them hereunder or under law, prepay Swingline Loans in an amount equal to the amount that cannot be so reallocated.

(d) If the Master Issuer, the Administrative Agent, the Swingline ~~Lender~~Lenders and the L/C Provider agree in writing that an Investor is no longer a Defaulting Investor, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Investor will, to the extent applicable, purchase that portion of outstanding Advances of the other Investors or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Investors in accordance with their respective Commitments (without giving effect to Section 9.18(c)(iii)), whereupon such Investor will cease to be a Defaulting Investor; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Master Issuer while that Investor was a Defaulting Investor; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Investor to Investor will constitute a waiver or release of any claim of any party hereunder arising from that Investor’s having been a Defaulting Investor.

Section 9.19 No Fiduciary Duties. Each of the Manager and the Securitization Entities acknowledge and agree that in connection with the transaction contemplated in this Agreement, or any other services the Lender Parties may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Lender Parties: (a) no fiduciary or agency relationship between any of the Manager, the Securitization Entities and any

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other person, on the one hand, and the Lender Parties, on the other, exists; (b) the Lender Parties are not acting as advisor, expert or otherwise, to the Manager or the Securitization Entities, and such relationship between any of the Manager or the Securitization Entities, on the one hand, and the Lender Parties, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Lender Parties may have to the Manager and any of the Securitization Entities shall be limited to those duties and obligations specifically stated herein; (d) the Lender Parties and their respective affiliates may have interests that differ from those of the Manager or any of the Securitization Entities; and (e) the Manager and the Securitization Entities have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Manager and the Securitization Entities hereby waive any claims that Manager or the Securitization Entities may have against the Lender Parties with respect to any breach of fiduciary duty in connection with the Series 2021-1 Class A-1 Notes.

Section 9.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Related Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Related Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action or any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Related Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.21 Patriot Act. In accordance with the USA PATRIOT Act, to help fight the funding of terrorism and money laundering activities, any Lender Party may obtain, verify and record information that identifies individuals or entities that establish a relationship with such Lender Party. Such Lender Party may ask for the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account. Such Lender Party may also ask for formation documents

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such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

JERSEY MIKE’S FUNDING, LLC as Master Issuer

By:
Name:
Title:

JERSEY MIKE’S FRANCHISE SYSTEMS INC. as Manager

By:
Name:
Title:

JM SPV GUARANTOR, LLC as Guarantor

By:
Name:
Title:

A SUB ABOVE, LLC as Guarantor

By:
Name:
Title:

Signature Page to Series 2024-1 Class A-1 Note Purchase Agreement

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

JM’75, LLC as Guarantor

By:
Name:
Title:

Signature Page to Series 2018-1 Class A-1 Note Purchase Agreement

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as L/C Provider

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Series 2024-1 Class A-1 Note Purchase Agreement

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Swingline Lender

By:
Name:
Title:

By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Committed Note Purchaser

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Series 2024-1 Class A-1 Note Purchase Agreement

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as the related Funding Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Series 2024-1 Class A-1 Note Purchase Agreement

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

BARCLAYS BANK PLC, as Committed Note Purchaser

By:
Name:
Title:

BARCLAYS BANK PLC, as the related Funding Agent

By:
Name:
Title:

BARCLAYS BANK PLC, as Swingline Lender

By:
Name:
Title:

Signature Page to Series 2024-1 Class A-1 Note Purchase Agreement

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correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MORGAN STANLEY BANK, N.A., as Committed Note Purchaser

By:
Name:
Title:

MORGAN STANLEY BANK, N.A.., as the related Funding Agent

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as Swingline Lender

By:
Name:
Title:

Signature Page to Series 2024-1 Class A-1 Note Purchase Agreement

Jersey Mike’s Subs Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Committed Note Purchaser

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as the related Funding Agent

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Swingline Lender

By:
Name:
Title:

Signature Page to Series 2024-1 Class A-1 Note Purchase Agreement